                                                                   Exhibit 10.12

                                      LEASE

                                       FOR

                    200 LAWRENCE DRIVE, WEST GOSHEN TOWNSHIP
                          CHESTER COUNTY, PENNSYLVANIA

                                 BY AND BETWEEN

              BERWIND PROPERTY GROUP, LTD., OR ITS ASSIGNEE/NOMINEE

                                  (AS LANDLORD)

                                       AND

                               ANIMAS CORPORATION

                                   (AS TENANT)

                               Date: June 24, 2003

                                                                   Exhibit 10.12

                                TABLE OF CONTENTS

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                                                                             PAGE
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
1.    Definitions.......................................................       1
2.    Premises..........................................................       1
3.    Completion of Premises............................................       1
4.    Use of Premises...................................................       1
5.    Fixed Basic Rent..................................................       1
6.    Real Estate Taxes.................................................       2
7.    Management Fee....................................................       3
8.    Interest and Late Charge..........................................       3
9.    Insurance.........................................................       3
10.      Repairs and Maintenance........................................       6
11.      Utilities and Services.........................................       8
12.      Governmental Regulations.......................................       8
13.      Alterations, Additions and Fixtures............................       9
14.      Mechanic's Liens...............................................      10
15.      Negative Covenants of Tenant...................................      11
16.      Hazardous Substances...........................................      11
17.      Landlord's Right of Entry......................................      14
18.      Damage by Fire or Other Casualty...............................      15
19.      Non-Abatement of Rent..........................................      16
20.      Indemnification................................................      16
21.      Eminent Domain.................................................      17
22.      Quiet Enjoyment................................................      18
23.      Assignment and Sublease........................................      18
24.      Subordination..................................................      20
25.      Curing Defaults................................................      20
26.      Surrender......................................................      20
27.      Defaults-Remedies..............................................      20
28.      Broker's Commission............................................      25
29.      Notices........................................................      25
30.      Inability to Perform...........................................      26
31.      Survival.......................................................      26
32.      Financial Statements...........................................      26
33.      Waiver of Invalidity of Lease..................................      26
34.      Security Deposit...............................................      27
35.      Estoppel Certificate...........................................      28
36.      Miscellaneous..................................................      28
37.      Renewal Option.................................................      29
38.      Right to Expand................................................      30
39.      Additional Definitions.........................................      31
40.      Lease Contingency..............................................      32
41.      Right Of First Offer To Purchase...............................      32

                                                                   Exhibit 10.12

         THIS LEASE (the "Lease") is made the ____ day of June, 2003 between BERWIND PROPERTY GROUP, LTD., its assignee/nominee (herein referred to as "Landlord"), a Pennsylvania limited partnership and ANIMAS CORPORATION (herein referred to as "Tenant") a corporation.

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

         In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

A. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Tenant to Landlord pursuant to the provisions of the Lease.

B. BROKER shall mean Geis Realty Group, Inc.

C. BUILDING shall mean the building located at 200 Lawrence Drive, West Goshen Township, Chester County, Pennsylvania containing approximately 102,393 rentable square feet of space.

D. BUILDING SYSTEMS means the heating, ventilating, air conditioning, electrical and plumbing equipment, wires, ducts and lines on the Premises, excluding anything owned by utilities or governmental agencies or authorities.

E. COMMENCEMENT DATE shall mean April 1, 2004.

F. DELIVERY DATE shall be on or about October 1, 2003.

G. EXHIBITS shall be the following, attached to this Lease and incorporated in this Lease and made a part of this Lease:

                  Exhibit A                 Legal Description of Property
                  Exhibit B                 Schedule of Fixed Basic Rent
                  Exhibit C                 Work Letter
                  Exhibit D                 Tenant Estoppel Certificate
                  Exhibit E                 Existing FF&E
                  Exhibit F                 Form of Letter of Credit
                  Exhibit G                 Site Plan and Expansion Space Area

H. FIXED BASIC RENT shall be calculated and payable as provided in Section 5 and Exhibit B of this Lease.

I. IMPROVEMENT ALLOWANCE shall mean the sum of Nine Hundred Seventy Five Thousand Dollars ($975,000).

J. LANDLORD PARTIES shall mean Landlord, its successors and assigns and their respective officers, directors, employees, agents, contractors, licensees and invitees.

K. LEASE YEAR means the twelve-month period beginning on the Commencement Date (if the Commencement Date is the first day of a calendar month), or on the first day of the calendar month next succeeding the Commencement Date (if the Commencement Date is not the first day of a calendar month), and each succeeding twelve-month period.

L. PERMITTED USE shall be general office use, lab research and development, light assembly and testing, and such other uses as may be permitted by applicable laws.

M. PREMISES shall mean the Property.

N. PROPERTY shall mean the Building and the lot, tract or parcel of land on which the Building is situated and all improvements now existing or hereinafter made thereto, the land being more particularly described on Exhibit A attached hereto.

O. SECURITY DEPOSIT shall mean the sum of $550,363 which shall satisfy the requirements and be held in accordance with Section 34 of the Lease, as same may be reduced in accordance with Section 34 of this Lease.

P. TENANT PARTIES shall mean Tenant, its successors, assigns and subtenants and their respective officers, directors, employees, agents, contractors, licensees and invitees.

Q. TERM shall mean the period of time commencing on the Delivery Date and ending March 31, 2014, unless otherwise terminated or extended pursuant to the terms of this Lease.

                                                                   Exhibit 10.12

For and in consideration of the covenants contained in this Lease, and upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:

         1. DEFINITIONS. The definitions set forth in the preceding Preamble shall apply to the same capitalized terms appearing in this Lease. Additional definitions are contained in Section 39 and throughout this Lease.

         2. PREMISES. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term and upon the terms, covenants, conditions, and provisions set forth in this Lease, including the Preamble (this "Lease").

         3. COMPLETION OF PREMISES.

                  a. Prior to the Commencement Date and at its sole cost and expense, Landlord shall cause to be performed in a good and workmanlike manner and in compliance with applicable laws all design and construction work necessary to add 150 additional parking spaces, related drive lanes and lighting on the Property (collectively, the "Site Work"), all in compliance with applicable law, including curbing and landscaping if required by applicable law, and generally consistent with the site plan attached hereto as Exhibit G.

                  b. Except for the Site Work, the Premises shall be delivered to Tenant on the Delivery Date in its "As-Is, Where-Is" condition and Landlord shall have no obligation to construct or install any improvements on the Premises or to remodel, renovate, recondition, alter or improve the Premises for Tenant's use prior to the commencement of the Term, Landlord's sole additional obligation being to fund the Improvement Allowance in accordance with the Work Letter. Landlord makes no representation or warranty as to the condition of the Premises. Tenant acknowledges that Tenant has inspected the Premises or has had the Premises inspected by professional consultants retained by Tenant, Tenant is familiar with the condition of the Premises, and the Premises are suitable for Tenant's purposes, and the condition of the Premises is acceptable to Tenant. Nothing in this paragraph shall diminish any representation or covenant of Landlord contained elsewhere in this Lease, or excuse Landlord from the performance of Landlord's obligations under this Lease.

         4. USE OF PREMISES. Landlord represents that the Premises is zoned I-1 Campus Industrial. Tenant shall use the Premises only for the Permitted Use.

         5. FIXED BASIC RENT. Commencing on the Commencement Date and throughout the Term, Tenant shall pay annual fixed basic rent ("Fixed Basic Rent") in the amounts set forth on Exhibit B, which amount shall be due without notice or demand and without setoff or deduction, in equal monthly installments equal to one-twelfth of the annual Fixed Basic Rent, in advance, on the first day of each calendar month during the Term. All payments of Fixed Basic Rent shall be made by wire transfer through an ACH member financial institution to an account designated by Landlord from time to time. If the Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent shall be due and payable for such month, apportioned on a per diem basis for the period between the Commencement Date and the first day of the next first full calendar month in the Term and such apportioned sum shall be paid on the

Commencement Date. On or before December 20, 2003, Tenant shall pay the installment of Fixed Basic Rent attributable to the first full calendar month of the Term for which a full monthly installment of Fixed Basic Rent is payable hereunder.

         6. REAL ESTATE TAXES

                  a. "Real Estate Taxes" shall mean all taxes, liens, charges, imposts and assessments of every kind and nature, ordinary or extraordinary, foreseen or unforeseen, general or special, levied, assessed or imposed by any governmental authority based on the assessed value of the Property, as well as all fees or assessments payable on account of the Property being located in any special services district. Notwithstanding the foregoing:

                           (i)      If at any time during the Term the present
system of ad valorem taxation of real property shall be changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property there shall be assessed on Landlord or the Property any tax of any nature which is imposed in whole or in part, in substitution for, or in lieu of any tax which would otherwise constitute a Real Estate Tax, such tax shall be included within the term "Real Estate Taxes," but only to the extent that the same is in lieu of ad valorem real estate taxes and would be payable if the Property were the only property of Landlord.

                           (ii)     If any special assessment is permitted to be
paid in installments over a period of time, Landlord shall elect the longest available installment period and Tenant shall be responsible to pay only those installments which fall within the Term.

                           (iii)    There shall be excluded from Real Estate
Taxes all excise, franchise, estate, succession and inheritance taxes, transfer taxes imposed on any conveyance of the Property or any part thereof and, except as otherwise provided in Subsection 6(a)(i) above, all income taxes and excess profit taxes.

                  b. Payment. Commencing on the Commencement Date and throughout the Term, Tenant shall pay all Real Estate Taxes for tax periods falling within the Term. Except as provided below, all Real Estate Taxes shall be paid by Tenant directly to the applicable taxing authority on or before the date by which payment must be made in order to avoid the imposition of late payment fees and penalties. Tenant shall not be obligated to take advantage of discount periods. Real Estate Taxes for the tax periods in which the Commencement Date and the termination date of the Term occur shall be paid by Landlord and prorated, and Tenant shall pay to Landlord, within thirty (30) days after Tenant receives from Landlord receipted tax bills showing the payment made by Landlord and the period covered, the prorated portion applicable to the Term. Landlord shall cooperate with Tenant's efforts to have all assessments and tax bills mailed directly to Tenant at the Premises by the taxing authorities. If any bills or assessments are sent to Landlord, Landlord shall forward them to Tenant within five (5) days. Similarly, for the first and last Lease Year, if Tenant received such bills or assessments it shall forward same to Landlord within fifteen (15) days following receipt. Upon request by Landlord from time to time throughout the Term, Tenant shall furnish to Landlord receipted bills or other reasonable evidence that the Real Estate Taxes have been paid by Tenant.

                  c. Contest. Tenant shall have the exclusive right to contest Real Estate Taxes and related assessments on the Premises during the Term. If applicable law requires that a contest be brought in the name of the land owner, Landlord will cooperate to enable Tenant to prosecute its contest, provided however that all expenses of the contest shall be paid by Tenant. All refunds and credits applicable to tax periods falling within the Term shall belong solely to Tenant.

                  d. Tenant's Personalty. Tenant shall pay all taxes imposed upon Tenant's furnishings, trade fixtures, equipment or other personal property.

         7. MANAGEMENT FEE. Commencing on the Commencement Date and throughout the Term, Tenant shall pay to Landlord as Additional Rent an annual fee of Ten Thousand Dollars ($10,000) for Landlord's services in connection with the Premises as set forth in this Lease. The payment shall be made in twelve equal monthly installments at the time and in the manner set forth in this Lease for the payment of Fixed Basic Rent.

         8. INTEREST AND LATE CHARGE. At its option on written notice to Tenant, Landlord may charge a late payment charge of three percent (3%) of any installment of Fixed Basic Rent that is not paid within seven (7) days of the due date thereof, provided, however that for the first occasion of late payment in any Lease Year, neither the late charge nor Default Interest shall be charged unless Tenant fails to pay the overdue installment within ten (10) days after written notice of nonpayment from Landlord. Fixed Basic Rent due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at an interest rate (the "Default Rate") equal to the Prime Rate published from time to time in the Money Rates column of the Wall Street Journal plus 4% (or, if lower, the highest rate then allowed under the usury laws of the Commonwealth of Pennsylvania) from the date due until the date paid. The right of Landlord to charge a late charge and interest with respect to past due installments of Fixed Basic Rent is in addition to Landlord's rights and remedies upon an Event of Default.

         9. INSURANCE.

                  a. Tenant's Insurance. Tenant shall obtain, maintain and keep in full force and effect the following insurance, at Tenant's sole cost and expense, with companies authorized to do business in the Commonwealth of Pennsylvania and having a rating of at least A+XV (or its equivalent) by Best Rating Source or any successor thereto (or if there be none, an organization having a national reputation in the field of rating property insurance companies):

                           (i)      "All Risk" property insurance against fire,
theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania upon Tenant's equipment, furniture and furnishings, trade fixtures and other personal property in the Building or otherwise on the Premises, in such amounts and with such deductibles as Tenant deems appropriate.

                           (ii)     Workers' Compensation insurance in form and
amount as required by law.

                           (iii)    Commercial General Liability Insurance
coverage to include bodily injury, death, property damage and, where available and customarily carried in Tenant's industry, operations hazard, contractual liability, products and completed operations liability, naming Landlord as an additional insured, in limits of not less than Three Million Dollars ($3,000,000), with commercially reasonable deductibles. Tenant shall furnish to Landlord, no later than the Commencement Date and thereafter annually throughout the Term, certificates addressed to Landlord as certificate holder, evidencing the required liability insurance coverage, on the ACORD 27 form or comparable form in which the insurer undertakes that the policy will not be cancelled without 30 days notice to Landlord.

                           (iv)     Any other form or forms of insurance or any
increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagees of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees said additional forms of insurance or increase in limits are then commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

                  b. Landlord's Insurance.

                           (i)      Landlord shall obtain, maintain and keep in
full force and effect the following insurance with companies authorized to do business in the Commonwealth of Pennsylvania and having a rating of at least A+XV (or its equivalent) by Best Rating Service or any successor thereto (or if there be none, an organization having a national reputation in the field of rating property insurance companies).

                                    (A) "All Risk" property insurance against
fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania upon the Building and all plumbing, electrical, mechanical and other operating systems therein and all improvements in the Building (except Tenant's property as described in Section 9(a)(i) above), in an amount equal to the full replacement cost thereof with an "agreed amount" endorsement, with such deductibles as Tenant may reasonably approve, and with so called "builder's risk" coverage during any period of construction at the Premises.

                                    (B) Rental income insurance insuring
Landlord against abatement or loss of Fixed Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount equal to the Fixed Basic Rent and Additional Rent for twelve months or such longer period as Tenant may approve.

Landlord shall furnish to Tenant, no later than the Delivery Date and thereafter annually throughout the Term, certificates addressed to Tenant as certificate holder, evidencing the required insurance coverage, on the ACORD 27 form or comparable form in which the insurer undertakes that the policy will not be cancelled without thirty (30) days prior notice to Tenant.

                           (ii)     Beginning on the Commencement Date and
throughout the Term, Tenant shall pay the premiums for Landlord's insurance required under Section 9(b) above. Premiums for the years in which the Commencement Date and the termination date of the Term occur shall be prorated. Tenant's premium payment shall be paid to Landlord within thirty (30) days after Tenant's receipt of a copy of the insurer's invoice and with the required insurance certificate. If the premiums for Landlord's insurance exceed by five percent (5%) or more the premium cost at which Tenant is able to purchase the same or better coverage from a company meeting the standards set forth in Section 9(b)(i) and otherwise satisfying Landlord's insurance requirements pursuant to any loan secured by a mortgage on the Property ("Qualified Company"), then at its option Tenant may require that Landlord's insurance be purchased from the Qualified Company of Tenant's choice unless Landlord commits in writing to Tenant that Landlord will pay its own insurance premiums to the extent they exceed the premium cost charged by the Qualified Company selected by Tenant.

                           (iii)    Notwithstanding payment of insurance
premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord although subject to the terms of this Lease Landlord shall use such proceeds in the repair and reconstruction of the Building and the Premises. Landlord will not carry insurance of any kind on Tenant's furniture or furnishings, or on any fixtures, equipment or other personal property of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

                  c. Failure to Insure. If either Landlord or Tenant shall fail to obtain, and furnish certificate evidence as required above, of the insurance required to be carried by it under this Section 9, (i) the party failing to carry insurance shall be responsible for all losses suffered by the other party which would have been covered had the required insurance been in effect at the time of the loss, and (ii) if such failure continues for twenty (20) days after notice from the other party, as evidenced by the failure to produce the required certificate of coverage, the other party may purchase the required insurance, with a term of up to twelve months, for the account of the defaulting party.

                  d. Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Building or Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by such policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining such coverage. Any provision of this Lease to the contrary notwithstanding, except as otherwise provided in Section 9(c)(i) above in the case of a party's failure to carry the required insurance, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available "all risk" property insurance policies, including additional coverages typically obtained by owners and tenants of comparable buildings in the vicinity of the Building, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

         10. REPAIRS AND MAINTENANCE.

                  a. Obligations of Landlord.

                           (i)      At all times during the Term of this Lease
Landlord shall maintain and repair (including capital replacements as needed) the structural elements of the land, parking lot and Building (including without limitation the land, the foundations, the load bearing walls and, except as otherwise provided in Section 10(b)(vi), the roof and roof membrane system) in good condition and repair, reasonable wear and tear and damage by fire or other casualty excepted. Landlord's obligation shall not include windows, glass or plate glass, doors, or the interior surfaces of exterior walls, unless due to the failure of a structural element of the Premises such as if the window seals in a majority of the windows failed, and Landlord's obligation shall not include the repair and maintenance items described as Tenant's responsibility under
Section 10(b). Except as provided under Section 10(b)(ii) below, Landlord shall also be responsible for capital replacements (as determined in accordance with generally accepted real estate practices) to the Building Systems when needed. Landlord agrees that it shall deliver the Building Systems to the Tenant on the Delivery Date in working order. Except as otherwise expressly provided in this Lease all work performed by Landlord pursuant to this Section 10(a) shall be performed at Landlord's sole cost and expense. Landlord shall, at Landlord's expense, promptly repair any damage to the Premises caused by Landlord or any of the Landlord Parties.

                           (ii)     Throughout the Term, Landlord shall perform
such roof inspections and maintenance to the roof and the roof membrane as may be required and the reasonable costs incurred by Landlord in order to perform or to cause to be performed such work shall be payable by Tenant as Additional Rent within thirty (30) days after written invoice for same. The parties agree that it shall be reasonable for Landlord to perform or cause to be performed any work reasonably required in order to comply with the roof warranty for the roof of the Building. In addition, Landlord shall request repairs to be made to the roof upon Tenant's request.

                           (iii)    Notwithstanding the foregoing, if Landlord
shall make a capital expenditure which effectuates cost savings to Tenant in Tenant's operation and maintenance of the Premises (other than one which is required to be made pursuant to Section 12 below), then Tenant shall reimburse Landlord for such capital expenditure to the extent of the savings.

                  b. Obligations of Tenant. Except to the extent the responsibility of Landlord as set forth in Section 10(a) above, at all times during the Term of this Lease Tenant, at its own cost and expense, shall maintain and repair the Premises and every part thereof including the Building Systems (except only the parts for which Landlord is responsible under Section 10(a) or other express provision of this Lease), and all equipment, fixtures and improvements therein (including the windows, glass, plate glass, doors, and the interior surfaces of exterior walls, interior walls and floor coverings unless the repair is needed due to the failure of a structural element of the Premises for which Landlord is responsible pursuant to
Section 10(a) above) in good condition, reasonable wear and tear and damage by fire or other casualty excepted. Tenant's obligations shall include the following:

                           (i)      Tenant shall recoat and stripe the parking
lot once during Lease Year 3 or 4 and again during Lease Year 7 or 8 and if extended, once during each renewal term.

                           (ii)     Tenant shall enter into a regularly
scheduled preventative maintenance and service contract for servicing all hot water, heating and air conditioning systems and equipment in the Premises. The maintenance and service contract shall include all services suggested by the equipment manufacturer. In the event of a replacement of a part or portion of the HVAC equipment which is warranted by the manufacturer and/or guaranteed by the installer, Tenant shall provide the Landlord with a copy of the warranty and/or guaranty and at the end of the Term, as same may be extended, the original warranty or guaranty, provided that nothing in this sentence shall be construed by make Tenant responsible for capital replacements of components of the HVAC equipment exceeding in cost the aggregate sum of Fifteen Thousand Dollars ($15,000,00) during any calendar year.

                           (iii)    At least once each year Tenant shall bring
in an independent inspector of Tenant's choice reasonably acceptable to Landlord to inspect the Building and the Building Systems and give Tenant a written report of his or her findings. Tenant shall follow all reasonable maintenance recommendations in such report other than those recommendations relating to elements for which Landlord is responsible, provided that nothing herein shall make Tenant responsible for capital replacements of Building Systems, except as provided in Section 10(b)(ii) above. Tenant shall furnish a copy of every annual inspection report (even if in draft form) to Landlord within fifteen (15) days of receipt.

                           (iv)     Tenant shall keep the Premises clean and
free from dirt, rubbish, waste and debris at all times and shall be responsible for the removal of trash and waste from the Property.

                           (v)      Except in the event of a casualty in which
case Section 18 below shall control, Tenant shall, at Tenant's expense, promptly repair any damage to the Premises caused by Tenant or any of the Tenant Parties. Any damage to any part of the Premises for which Tenant is responsible that is caused by anyone in the Landlord Parties shall be repaired by Tenant at Landlord's expense and Landlord shall pay to Tenant, within thirty (30) days of receipt of a written invoice from Tenant, the cost of such repairs incurred by Tenant.

                           (vi)     Tenant shall not do anything or permit
anything to be done to the roof which would cause the roof warranty to be voided.

                  c. Notice; Failure to Maintain. Tenant and Landlord shall give one another written notice of the need for any maintenance or repair for which other party is responsible, after which party responsible shall have a reasonable opportunity, taking into account the impact of the problem on Tenant's ability to use the Premises and the time needed to perform the repair, to perform the maintenance or make the repair. If either Landlord or Tenant shall fail to perform the obligations required of it under this Section 10(c) and if such failure continues for thirty (30) days after notice from the other party, or such other longer period as is reasonably necessary in all the circumstances to perform the obligation, the other party may have the maintenance or repair (including replacements) performed for the account of the defaulting party, and, to the extent that the defaulting party is otherwise responsible for the cost of such work under this Lease, may recover from the defaulting party the cost of the work plus interest at the Default Rate from the date or dates incurred to the date of full reimbursement.

         11. UTILITIES AND SERVICES. On or before the Commencement Date, Tenant shall contract for and thereafter pay directly to the appropriate supplier before delinquency all costs for all water, gas, heat, light, power, telephone, sewer, refuse disposal and other utilities and services supplied directly to Premises together with all taxes, assessments, surcharges and similar expenses relating to such utilities and services. Tenant shall furnish the Premises with all telephone service and other services required by Tenant for the use of the Premises permitted by this Lease. Tenant shall furnish all electric light bulbs and tubes and restroom supplies used in the Premises. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any interruption of or failure to supply or delay in supplying any such utilities and services or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy or other service serving the Premises, whether such results from mandatory restrictions or voluntary compliance with guidelines. Landlord shall not be responsible to provide any water, gas, heat, light, power, telephone, sewer, refuse disposal or other utilities or other services prior to the Commencement Date and Tenant shall not be obligated for the costs of same unless and until Tenant commences the Tenant Improvements (as defined in the Work Letter) or takes beneficial occupancy of the Premises. Notwithstanding the foregoing, in the event of an interruption of utilities to the Premises which materially interferes with Tenant's use and occupancy of the Premises and which continues for five (5) consecutive business days following notice from Tenant to Landlord, then so long as same was not caused by Tenant or a Tenant Party, Tenant shall be entitled to a full abatement of Fixed Basic Rent and Additional Rent from the date of the interruption until such utility service is restored.

         12. GOVERNMENTAL REGULATIONS.

                  a. Landlord and Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof (collectively, "Governmental Regulations") relating to the Premises or to the use or manner of use of the Property. Neither Landlord nor Tenant shall knowingly do or commit, or suffer to be done or committed anywhere on the Property, any act or thing contrary to any of the Governmental Regulations.

                  b. Landlord shall be responsible for the installation or construction of capital improvements required for the Property to comply with Governmental Regulations. The cost of such improvements shall be the responsibility of Landlord if the applicable Governmental Regulation was enacted prior to the Commencement Date, the responsibility of Tenant if the applicable Governmental Regulation is enacted after the Commencement Date. If Landlord shall purchase any item of capital equipment or make any capital improvements the cost of which is the responsibility of Tenant under this Section 12(b), then the costs for same shall be amortized on a straight line basis beginning in the year of installation and continuing for the useful life thereof, but not more than ten
(10) years, and Tenant shall reimburse Landlord only for that portion of the amortized costs which falls within the Term of this Lease unless such improvement is required due to Tenant's particular use or manner of use of the Premises, in which case Tenant shall be responsible for the entire cost of the improvement. Tenant's payment shall be due to Landlord within thirty days after the later of completion of the applicable expenditure and Tenant's receipt of Landlord's invoice, which invoice shall detail the improvement, the useful life applied and the portion allocable to the Term.

         13. ALTERATIONS, ADDITIONS AND FIXTURES.

                  a. Landlord and Tenant acknowledge that within the Building are furniture, trade fixtures (including without limitation racking systems in the warehouse), equipment (including without limitation a telephone system), an alarm system (Locknetics Key Card System) and other furnishings and fixtures listed on Exhibit E (all of such existing items being referred to collectively as the "Existing FF&E"). Landlord hereby leases the Existing FF&E to Tenant "AS IS, WHERE IS" and without any representation or warranty whatsoever. Tenant shall have the right to use, consume, remove, dispose of and/or replace the Existing FF&E at Tenant's option in the ordinary course and conduct of its business at any time and from time to time throughout the Term, without any obligation to maintain, repair or replace any of the Existing FF&E, provided, however, that Tenant shall repair and restore any damage or injury to the Premises caused by installation or removal and provided further that before removing any warehouse racking from the Premises, Tenant shall provide Landlord with prior notice of its intention to do so at least thirty (30) days prior to the date of removal and give Landlord an opportunity to elect to keep same and store such racking for its use or the use of others at a location other than the Premises. If Tenant elects to replace any of the Existing FF&E, then all such replacements shall be the property of the Tenant and Tenant may remove any and all replacement property at expiration of the Term, except that wiring and non-trade fixtures integrated into the Building (such as alarm systems) shall become part of the Building upon installation and may not be removed at expiration of the Term without Landlord's consent.

                  b. During the Term, Tenant shall also have the right at its cost from time to time and at any time to install in and remove from the Premises any other of Tenant's furnishings, equipment and trade fixtures; provided, however, that Tenant shall repair and restore any damage or injury to the Premises caused by installation or removal.

                  c. Tenant shall have the right to make alterations, additions and/or improvements to the Premises (collectively, the "Alterations") without cost to Landlord, provided, however, that Landlord's prior written consent shall be required for any structural Alteration, any Alteration expanding the size of the Building or making any substantive change to the exterior appearance of the Building, and any Alteration (or series of contemporaneous Alterations) costing in excess of $50,000. Where Landlord's consent is required, Tenant shall present plans and specifications to Landlord for Landlord's approval, which shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord as provided in this Lease including, but not limited to, the following: (i) Tenant supplies any necessary permits; (ii) such alterations and improvements do not, in Landlord's reasonable judgment, impair the structural strength of the Building; (iii) Tenant takes or causes to be taken all steps that are otherwise required by
Section 14 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Building or the Property; (iv) Tenant uses a contractor approved by Landlord such approval not to be unreasonably withheld, conditioned or delayed, it being understood that union affiliation or non-affiliation shall not be a basis for disapproval of a contractor. Landlord shall respond to Tenant requests for consent within twenty (20) days after Tenant's submission. In connection with any Alteration which changes the structure of the Building or the Building Systems, whether or not same requires approval, Tenant shall provide Landlord with as-built plans for same promptly following completion. Any and all Alterations to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such Alterations shall remain on the Premises and become the property of Landlord without payment by Landlord unless, at the time of granting its consent to the Alterations, Landlord conditioned its consent in writing upon the restoration of the Premises to remove specified portions of Alterations upon the termination of this Lease, in which event Tenant will remove the specified portion of such Alterations and repair and restore any damage to the Property.

         14. MECHANIC'S LIENS.

                  a. Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property, or any part of any thereof or of Landlord's interest therein.

                  b. Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant, other than such furnished by Landlord) which is or may become a lien upon the Premises, the Property, or any part of any thereof or the income therefrom or any fixture, equipment or similar property therein.

                  c. If any lien or claim shall be filed, Tenant shall within thirty (30) days after Tenant receives notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period and such failure continues for ten (10) additional days after notice of default from Landlord to Tenant, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorneys' fees, incurred by Landlord in connection therewith, together with interest at the Default Rate from the respective dates of Landlord's making of the payment or incurring of the cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord promptly on demand.

                  d. Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Property or any part of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Property or any part of any thereof.

         15. NEGATIVE COVENANTS OF TENANT.

                  a. Prohibited Uses. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by applicable Governmental Regulation or which may be dangerous to life, limb or property or which may invalidate any policy of insurance carried on the Property or covering its operation.

                  b. Signs. Tenant shall be permitted to place such signs and logos in, on and upon the Premises as may be permitted by applicable Governmental Regulations, at Tenant's sole cost and expense and subject to Tenant's compliance with applicable Governmental Regulations. Landlord agrees to cooperate with Tenant in connection with Tenant's desire to place signs at the Property and will assist Tenant to obtain any necessary approvals all at Tenant's sole costs and expense.

                  c. Floor Load. Tenant shall not place or permit to be placed upon any floor of the Building any item the weight of which shall exceed such floor's rated floor load limit (presently 100 pounds per square foot in the second floor office, 125 pounds per square foot in the second floor mechanical area, 60 pounds per square foot on the office roof, 70 pounds per square foot on the production area roof, 50 pounds per square foot on the warehouse roof).

         16. HAZARDOUS SUBSTANCES.

                  a. As used in this Lease:

                           (i)      "Hazardous Materials" means any hazardous or
toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction or byproduct thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which is prohibited, controlled, limited or regulated in any manner under any Environmental Laws.

                           (ii)     "Environmental Laws" means any federal,
state or local law, ordinance, regulation, policy, order, permit, license, decree, common law, or treaty now or hereafter in force regulating, relating to or imposing liability or standards concerning materials or substances known or suspected to be toxic or hazardous to health or safety, the environment or natural resources, including, without limitation, regulation of releases and disposals to air, land, water and groundwater.

                           (iii)    "Release" or "Released" means any spill,
leak, emission, discharge or disposal of Hazardous Materials into the environment other than pursuant to and in compliance with valid permits issued under applicable Environmental Laws.

                           (iv)     "Incidental Materials" means inventory,
construction materials (other than asbestos or polychlorinated biphenyls), equipment, fixtures, fuel and similar products contained in vehicles, office, laboratory and janitorial supplies and other materials that are or contain Hazardous Materials, to the extent they are incidental to and reasonably necessary for the construction, operation, maintenance and permitted uses of the Property and are used, maintained, stored and disposed of in accordance with applicable Environmental Laws.

                  b. Landlord represents, to Landlord's actual knowledge and except as set forth in that certain Phase 1 Environmental Site Assessment Report prepared by National Assessment Corporation dated May 12, 2003 being Project Number 03-14142.1 (the "Report") which has been delivered to the Tenant for review prior to the execution of this Lease, and the documents and materials referred to therein, (i) that no part of the Premises has ever been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of Hazardous Materials other than Incidental Materials; (ii) no underground tanks are present on or under the Premises; (iii) no Release of Hazardous Materials in violation of Environmental Laws has occurred from, under or upon the Premises;
(iv) the Premises do not contain any Hazardous Materials other than Incidental Materials; (v) Landlord has not received any notice of any action or proceeding relating to any Hazardous Materials or Release thereof on, under or at the Premises, and (vi) Landlord has not transported, or caused to be transported, any Hazardous Materials other than Incidental Materials on, to or from the Premises.

                  c. Landlord agrees and covenants that:

                           (i)      To the extent any Release of Hazardous
Materials occurs at the Property, including any Release of Hazardous Materials from or in connection with the pipeline identified in the Report and located on the Property, other than by reason of the actions or omissions of Tenant or any of the Tenant Parties, Landlord shall expeditiously take, or cause to be taken in compliance with all Environmental Laws, all measures required under applicable Environmental Laws to address the Release, including satisfying applicable reporting requirements, containing the Release, removing and remediating any contamination resulting from the Release. Landlord shall use commercially reasonable efforts to perform the work recommended to be performed at the Property as set forth in the Report, prior to the Commencement Date if reasonably feasible, otherwise thereafter. Landlord shall take, or cause to be taken any actions required under this subparagraph in a manner so as to expeditiously remove and/or mitigate all threats to public health or the environment to the extent caused by such Release, as required by Environmental Laws. Notwithstanding the above, Landlord shall not be required (but shall have the option) to remediate any contamination resulting from such Release beyond that which is necessary to demonstrate attainment with a nonresidential or site-specific remediation standard established pursuant to the Pennsylvania Land Recycling and Environmental Remediation Standards Act, 35 P.S. Section 6026.101 to 6026.908 ("Act 2").

                           (ii)     Landlord shall indemnify, defend and hold
Tenant and the Tenant Parties harmless from any claims, judgments, fines, penalties, damages (including personal injury and related personal property), costs, remediation costs (including any and all costs incurred in connection with any investigations of all or any portion of the Premises or any cleanup, removal, repair, remediation, detoxification or restoration and the preparation of any closure or other plans required or permitted by any governmental authority), liabilities (including sums paid in settlement of claims) or loss relating to the Premises, including attorney's fees, consultants fees, and expert fees which arise during or after the term of this Lease to the extent arising from, on account of or in connection with: (A) the violation of any Environmental Laws by Landlord or the Landlord Parties; (B) the presence, use, generation, storage, or Release of Hazardous Materials in, on, under, or above the Premises, arising from, on account of or in connection with the acts or omissions of Landlord or the Landlord Parties, and (C) any violation of the obligations of Landlord contained in this Section 16(c). Landlord hereby waives and releases Tenant and the Tenant Parties from any and all claims, judgments, damages, fines, penalties, costs, remediation costs, liabilities or loss relating to the Premises, including attorney's fees, consultant fees and expert fees which arise during or after the term of this Lease from, on account of or in connection with (A) the violation of any Environmental Law by any person or entity other than Tenant or the Tenant Parties, and/or (B) the presence, use, generation, storage or Release of Hazardous Materials in, on, under or above the Premises arising from, on account of or in connection with, whether in whole or in part, the acts or omissions of any person or entity other than Tenant or the Tenant Parties.

                  d. Tenant agrees and covenants that:

                           (i)      Neither Tenant nor any of the Tenant Parties
will engage in activities or operations during the Term which involve the generation, manufacturing, refining, transportation, treatment, storage, disposal, handling or Release of Hazardous Materials on the Premises, except that the foregoing covenant shall not prohibit Incidental Materials on the Premises.

                           (ii)     To the extent any Release of Hazardous
Materials occurs at the Premises by reason of the actions or omissions of Tenant or any of the Tenant Parties, Tenant shall, at its sole cost and expense, take all actions necessary to comply with Environmental Laws, including satisfying applicable reporting requirements, immediately taking, or causing to be taken, all measures necessary to contain, remove and dispose of off-site all materials Released or contaminated by the Release, and shall remedy and mitigate, or cause to be remedied and mitigated, all threats to public health or the environment to the extent caused by such release. All remedial measures shall be in compliance with all Environmental Laws; furthermore, Tenant shall expeditiously remediate any resulting contamination at the Premises or Landlord's Remaining Property to the extent and in the manner required to: (1) obtain cleanup liability protection under Act 2; (2) avoid to the extent technically feasible the imposition of any limitations on the current and/or future use or development of the Premise; and (3) avoid to the extent technically feasible the imposition of any disclosures within the deed for the Premises Property relating to the presence of such Hazardous Materials.

                           (iii)    Tenant shall indemnify, defend and hold
Landlord and the Landlord Parties harmless from any claims, judgments, fines, penalties, damages (including personal injury and related personal property), costs, remediation costs (including any and all costs incurred in connection with any investigations of all or any portion of the Premises or any cleanup, removal, repair, remediation, detoxification or restoration and the preparation of any closure or other plans required or permitted by any governmental authority), liabilities (including sums paid in settlement of claims) or loss relating to the Premises, including attorney's fees, consultants fees, and expert fees which arise during or after the term of this Lease to the extent arising from, on account of or in connection with: (A) the violation of any Environmental Laws by Tenant or the Tenant Parties; (B) the presence, use, generation, storage, or Release of Hazardous Materials in, on, under, or above the Premises, arising from, on account of or in connection with the acts or omissions of Tenant or the Tenant Parties, and (C) any violation of the obligations of Tenant contained in this Section 16(d). Tenant hereby waives and releases Landlord and the Landlord Parties from any and all claims, judgments, damages, fines, penalties, costs, remediation costs, liabilities or loss relating to the Premises, including attorney's fees, consultant fees and expert fees which arise during or after the term of this Lease from, on account of or in connection with (A) the violation of any Environmental Law by any person or entity other than Landlord or the Landlord Parties, and/or (B) the presence, use, generation, storage or Release of Hazardous Materials in, on, under or above the Premises arising from, on account of or in connection with, whether in whole or in part, the acts or omissions of any person or entity other than Landlord or the Landlord Parties but this waiver and release shall not diminish, supersede or eliminate Landlord's obligations under Section 16.c(i).

                  e. Promptly upon receipt, Landlord and Tenant will furnish one another with copies of all (A) applications, final reports, records or other materials submitted to, or received from, any governmental agency with respect to the Premises relating to any applicable Environmental Laws; (B) notices of violation, summonses, orders, complaints or other documents received by Tenant or any of the Tenant Parties or Landlord or any of the Landlord Parties regarding the Premises and relating to any applicable Environmental Laws or the Release of any Hazardous Materials to the air, soil, surface water or groundwater at or affecting the Premises; and (C) records, reports, documents or analyses of any environmental tests pertaining to the Premises.

                  f. The covenants and indemnities contained in this Section 16 shall survive the termination of this Lease.

         17. LANDLORD'S RIGHT OF ENTRY.

                  a. Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times, with prior notice to Tenant, for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

                  b. Landlord shall have the right at all reasonable times, with prior notice to Tenant, to enter and to exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last twelve (12) months of the Term, to enter upon and to exhibit the Premises to any prospective tenant.

                  c. Tenant shall have the right to retain at all times, and to use in appropriate instances, keys to all doors within and to the Premises.

         18. DAMAGE BY FIRE OR OTHER CASUALTY.

                  a. If any of the improvements on the Premises are damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon, unless one of the parties has exercised a termination right granted in this Section 18, Landlord shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition as the Premises were in immediately prior to such damage or destruction; provided, however, that as long as Landlord has maintained and kept in effect the property insurance required to be carried by Landlord under this Lease, Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies.

                  b. The repair, rebuilding or replacement work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control.

                  c. If this Lease is not terminated pursuant to Section 18(f) below, the net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration. Insurance deductible costs incurred by Landlord, up to the approved deductible, shall be reimbursed by Tenant upon completion of repairs.

                  d. Landlord's obligation or election to restore the Premises under this Section or to terminate this Lease shall shall not, in any event, include the repair, restoration or replacement of the fixtures, furniture or any other personal property owned, installed, made by, or in the possession of Tenant. Landlord's obligation to restore the Premises shall be subject to the terms of any present or future institutional mortgage encumbering the Property, and to the mortgagee's consent if required in such mortgage, provided however that Landlord shall in no event be excused from restoration of damage affecting less than 25% of the Building (whether because of a mortgage or otherwise) unless one of the parties exercises a termination right granted in Section 18(f) below.

                  e. If Tenant is unable in Tenant's reasonable judgment to use the Premises or any part thereof due to fire or other casualty, Fixed Basic Rent shall be abated in proportion to the unusable portion of the Premises until such time as repairs and restoration have been completed.

                  f. (i) If the Premises are damaged by fire or other casualty such that more than 25% of the Building is reasonably expected to be unavailable for Tenant's use for a period exceeding one hundred eighty (180) days from the date of damage, then Tenant or Landlord may terminate this Lease by notice given to the other within thirty (30) days after the date of damage. (ii) If the Landlord has maintained in effect the property insurance coverage required under this Lease and the damage is caused by a peril which is not covered by the insurance, or if the insurance proceeds are not adequate to restore such damage, then either party may terminate this Lease within thirty (30) days after the damage, except that if Landlord exercises its termination right, Landlord shall state the amount of the restoration cost which is reasonably anticipated to exceed the available insurance proceeds and the reason therefore, and Tenant may nullify the termination by undertaking in writing, within thirty days after receipt of Landlord's termination notice, to cover the Landlord's cost of such repairs to the extent that they exceed the available insurance proceeds. If the excess restoration cost as reasonably estimated by Landlord exceeds three months' Fixed Basic Rent, then Landlord may require reasonable evidence that Tenant has the excess restoration costs available for reimbursement. (iii) If the Premises are damaged by fire or other casualty during the last two years of the Term and the damage affects more than 25% of the Building or is expected to take more than thirty (30) days to repair, then either party may terminate this Lease by notice given to the other within thirty days after the date of damage, except that if Landlord exercises its termination right (pursuant to this sentence only) at a time when Tenant has unexpired options to renew the Term, then Tenant may nullify Landlord's termination by exercising Tenant's renewal option within thirty (30) days after receipt of Landlord's notice of termination. (iv) If release of insurance proceeds for restoration is subject to mortgagee conditions and approval, then Tenant may terminate this Lease if Landlord fails to confirm to Tenant, within sixty (60) days after the date of damage, that the mortgagee's approval has been obtained and the insurance proceeds have been or will be released for restoration of the Premises.

         19. NON-ABATEMENT OF RENT. Except as otherwise expressly set forth in this Lease, there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent or other sums payable under this Lease for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation.

         20. INDEMNIFICATION

                  a. Landlord hereby agrees to indemnify, defend and hold the Tenant and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney's fees and costs) suffered by Tenant, its agents, employees or contractors, as a result of any claim by a third party, its agents, employees or contractors arising from the negligence or misconduct of Landlord or any of the Landlord Parties.

                  b. Tenant hereby agrees to indemnify, defend and hold the Landlord and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney's fees and costs) suffered by Landlord, its agents, employees or contractors, as a result of any claim by a third party, its agents, employees or contractors arising from the negligence or misconduct of Tenant or any of the Tenant Parties.

                  c. The indemnifying party shall have the right to designate counsel acceptable to the other party, such approval not to be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and the indemnified party. The indemnified party shall not have the right to settle any claim without the consent of the indemnifying party. This indemnity shall survive the expiration of the Term or earlier termination of this Lease.

         21. EMINENT DOMAIN

                  a. Total or Partial Taking. In the event of exercise of the power of eminent domain whereby:

                           (i)      such portion of the Property is taken that
access to the Premises is permanently impaired thereby and in Tenant's reasonable judgment reasonable alternate access will not be available by the time the impairment takes effect; or

                           (ii)     more than ten percent (10%) of the parking
spaces are taken and cannot be otherwise replaced at the Premises, or

                           (iii)    or more than ten percent (10%) of the square
footage of the Building is taken;

then Tenant, shall have the right to terminate this Lease as of the date set forth in Tenant's notice of termination to Landlord, which date shall be no later than the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority and no earlier than the anticipated date of such delivery or surrender; and in such case all Fixed Basic Rent and other charges shall be adjusted to the date of termination. A "taking" as such term, is used in this Section 21 shall include a transfer of title or of any interest in the Property by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

                  b. Temporary Taking. Notwithstanding anything hereinabove provided, in the event of a taking of only the right to or for possession of the Premises for a fixed period of time or for the duration of an emergency or other temporary condition, then this Lease shall continue in full force and effect but Fixed Basic Rent and Additional Rent shall abate for the duration, and to the extent of, Tenant's dispossession. The above notwithstanding, if any such temporary taking is reasonably anticipated to continue for a period in excess of one hundred eighty (180) days, Tenant shall have the right to terminate this Lease upon ten (10) days written notice to Landlord.

                  c. Tenant's Waiver. Regardless of whether this Lease shall terminate, Tenant shall have no right to participate or share in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from claiming or receiving payment for Tenant's relocation and moving expenses and the value of Tenant's leasehold improvements and fixtures as may be permitted under applicable law, except to the extent that the cost of same was funded in whole or in part by Landlord.

         22. QUIET ENJOYMENT. Tenant, upon paying the Fixed Basic Rent, Additional Rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

         23. ASSIGNMENT AND SUBLEASE.

                  a. As long as Tenant is operating for the Permitted Use in at least 30% of the Building, Tenant may sublease up to seventy percent (70%) of the Building at any time and from time to time, on such terms and conditions as Tenant may elect, subject to the terms of this Lease. Upon execution and delivery of a sublease, Tenant shall notify Landlord of the subtenant's name, its use, and the portion of the Building subleased.

                  b. "Affiliate" shall mean any entity (and the word entity as used herein shall mean any natural individual and any corporation, partnership, limited liability company or other entity) which acquires all or substantially all of the shares of Tenant, any entity owned in whole or in part by Tenant, and any entity under common control with Tenant. Tenant may assign this Lease to any Affiliate or to any entity which acquires all or substantially all of the assets of Tenant at the Premises, as long as, if the assignee is not a public company, either (i) the assignee is an entity which issues audited financial statements prepared in accordance with generally accepted accounting principles separate from any parent entity or (ii) the parent entity or other entity acceptable to Landlord guarantees this Lease. In addition, the transfer of Tenant shares as part of a public offering, the transfer of Tenant shares among existing shareholders, their families and heirs and trusts for the benefit of such shareholders, the transfer of Tenant shares on a publicly traded exchange, and the transfer of up to an aggregate of 49% of Tenant shares to outsiders in a private transaction shall be freely permitted.

                  c. Transfer of Tenant's rights other than pursuant to Sections 23(a) and 23(b) are referred to herein as "Third Party Transfers." If Tenant proposes a Third Party Transfer, Tenant shall first give written notice of its intent to Landlord, setting forth the target date for the proposed assignment or sublease and the amount of space involved in the case of a sublease. Tenant shall furnish to Landlord the identity of the transferee, the space involved and the proposed use. Landlord shall have a period of fifteen(15) days after the receipt of Tenant's notice within which to give Tenant written notice of Landlord's election to terminate the Lease. If Landlord elects to terminate, the termination shall take effect as of the target date for the proposed assignment or sublease as set forth in Tenant's notice to Landlord.

                  d. If Landlord elects not to terminate this Lease pursuant to
Section 23(c), Tenant shall provide written notice of any Third Party Transfer to Landlord prior to the effective date of any such Third Party Transfer, setting forth the identity of the transferee, the proposed use, the space involved and plans for layout and partitioning of space in the case of any sublease. Tenant shall provide to Landlord such financial statements and other information reasonably requested by Landlord in connection with the proposed Third Party Transfer which information may be considered by Landlord in connection with its approval or rejection of the Third Party Transfer. The proposed Third Party Transfer shall be subject to Landlord's approval, which shall not be unreasonably withheld, delayed or conditioned, provided however that at Landlord's option Landlord may condition its consent to any proposed Third Party Transfer on the execution of an amendment to this Lease, effective as of the date of the Third Party Transfer, deleting, as to any then unexercised Tenant options or rights, Article 37 (captioned Renewal Option), Article 38 (captioned Right to Expand) and/or
Article 41 (captioned Right of First Offer to Purchase). Landlord shall respond to Tenant requests within thirty (30) days after receipt of Tenant's request accompanied by the information required herein.

                  e. In the case of any assignment of this Lease, the assignee shall assume, by written instrument, all of the obligations of the Tenant as provided by this Lease, and an original executed counterpart of such assumption agreement shall be furnished to the Landlord within ten days after the effective date of the assignment. Any sublease shall expressly acknowledge that said subtenant's rights against Landlord shall be no greater than those of Tenant.

                  f. The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term, as the same may be renewed, extended or otherwise modified.

                  g. In any event, the acceptance by the Landlord of any rent from the assignee or from any of the subtenants or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee or subtenant, from any and all of the obligations to be performed by it in accordance herewith during and for the entire Term.

                  h. Tenant shall pay to Landlord up to one Thousand Five Hundred Dollars ($1,500.00) to cover the legal costs and fees it incurs in connection with a consent to any sublet or assignment.

                  i. Without limiting any of the provisions of this Section 23, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Fixed Basic Rent, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for any security deposit required hereunder.

                  j. Except as specifically provided above, Tenant shall not assign this Lease or sublet all or any portion of the Premises. Tenant shall not mortgage, sublease, transfer this Lease, the Premises or the Tenant's interest therein, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder without in each instance Landlord's prior written consent.

         24. SUBORDINATION. At the request of Landlord or Landlord's mortgagee, Tenant shall enter into an agreement pursuant to which this Lease and Tenant's rights under this Lease shall be subject and subordinate at all times in lien and priority to any first mortgage hereafter placed upon the Property, and to all renewals, modifications, consolidations and extensions thereof, in form and content reasonably acceptable to Landlord's mortgagee, provided, however that such agreement shall contain provisions mutually acceptable to Tenant and such lender under which any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure or other acquisition of Landlord's rights in the Lease. Landlord agrees to cause its current mortgage lender to execute and deliver to Tenant a subordination, non-disturbance and attornment agreement in a form mutually acceptable to both Tenant and such lender.

         25. CURING DEFAULTS. If either party defaults in the performance of any of its obligations under this Lease, the other party may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of the defaulting party after written notice as provided elsewhere in this Lease (except in the case of emergency) to the defaulting party. The defaulting party shall reimburse the other party upon demand for any sums paid or costs incurred in curing such default, including interest thereon at the Default Rate from the respective dates of the curing party's making the payments and incurring such costs, provided however that if Tenant cures a Landlord obligation for which Tenant was obligated to pay (as for example, the premiums for property insurance), then to the extent Tenant was obligated to make payment under this Lease, Tenant may not recover its expenditure from Landlord.

         26. SURRENDER.

                  a. At the expiration of the Term or earlier termination of this Lease, Tenant shall promptly yield up the Premises and all Alterations thereto, and all Building operating fixtures and equipment in a condition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the Term, ordinary wear and tear and damage by fire or other casualty excepted.

                  b. If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration of the Term or earlier termination of this Lease or any renewal thereof without prior written consent of Landlord, the tenancy under this Lease shall become, at the option of Landlord, expressed in a written notice to Tenant and not otherwise, a tenancy from month-to-month, terminable by Landlord on thirty (30) days prior notice, under the same terms and conditions set forth in this Lease; (ii) the Fixed Basic Rent for each month or portion thereof during such continued occupancy shall be one hundred fifty percent (150%) of the Fixed Basic Rent for the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute an Event of Default under this Lease and shall be subject to all the remedies set forth in Subsection 27(b) of this Lease.

         27. DEFAULTS-REMEDIES.

                  a. Tenant Defaults. It shall be an Event of Default by Tenant under this Lease if any one or more of the following events occurs:

                           (i)      Tenant fails to pay any and all installments
of Fixed Basic Rent and such failure continues for fifteen (15) days following written notice from Landlord to Tenant.

                           (ii)     Tenant fails to pay any and all Additional
Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent and such failure continues for twenty (20) days following written notice from Landlord to Tenant.

                           (iii)    Tenant fails to maintain liability insurance
for the benefit of Tenant and Landlord as required this Lease and such failure continues for twenty (20) days following written notice from Landlord to Tenant.

                           (iv)     Tenant fails to furnish an estoppel
certificate within the time required under Section 35 of this Lease and such failure continues for ten (10) days following a second written request from Landlord to Tenant.

                           (v)      Tenant violates, fails to perform or
otherwise breaches any agreement, term, covenant or condition contained in this Lease (other than as described in Subsections 27(a)(i) - 27(a)(iv) above) and such failure continues for thirty (30) days following notice from Landlord to Tenant, provided however that if such failure is capable of cure but cannot reasonably be cured within thirty (30) days, then it shall not be an Event of Default as long as Tenant commences to cure and proceeds with diligence until the failure is cured.

                           (vi)     Tenant makes an assignment for the benefit
of creditors or files a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law (in each case, a "Bankruptcy Proceeding"), or a Bankruptcy Proceeding is filed against Tenant and is not stayed, dismissed or discharged within ninety (90) consecutive days.

                           (vii)    Any of the events enumerated in Subsection
(a)(vii) of this Section 27 happens to any guarantor of this Lease.

                  b. Landlord Remedies. Upon the occurrence of an event of default under this Lease, Landlord shall have all of the following rights:

                           (i)      With respect to defaults in the payment of
Fixed Basic Rent, Landlord may charge a late payment charges and/or interest at the Default Rate pursuant to Section 8 of this Lease. If Landlord incurs a late charge in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such late charge incurred by Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord's imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

                           (ii)     Landlord may at any time and from time to
time bring one or more actions to recover amounts due from Tenant, with interest at the Default Rate from the date due to the date full reimbursement is received, plus Landlord's enforcement costs.

                           (iii)    Landlord may cure Tenant's Event of Default
as elsewhere provided in this Lease.

                           (iv)     Landlord may re-enter the Premises by any
suitable action or proceeding at law, without being liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises after an Event of Default by Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary, as reasonably determined by Landlord, in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. After obtaining possession of the Premises, Landlord shall use commercially reasonable efforts to re-let the Premises.

                           (v)      Landlord may terminate this Lease and the
Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

                           (vi)     CONFESSION OF JUDGMENT FOR POSSESSION. UPON
THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER SECTION 27(a)(i) OR UPON THE EXPIRATION OF THE TERM OF THIS LEASE, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF

VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON THE OCCURRENCE OF ANY SUBSEQUENT EVENT OF DEFAULT UNDER SECTION 26(a)(i) TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR FIXED BASIC RENT, ADDITIONAL RENT OR FOR OTHER SUMS DUE HEREUNDER OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT AND/OR OTHER SUMS DUE HEREUNDER, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT AND/OR OTHER SUMS DUE HEREUNDER OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

                  c. Damages. If Landlord shall terminate this Lease after the occurrence of an Event of Default, Tenant shall be and remain liable to Landlord in an amount computed as follows: (A) an amount equal to the sum of all Rent then in arrears; plus (B) all costs and expenses actually incurred by Landlord in connection with the reletting of the Premises (other than those costs for which Landlord is responsible under this Lease), including, without limitation,
(i) costs of reentry, repair and renovation, (ii) the value of all inducements granted or paid to new tenants of the Premises in connection with reletting including, without limitation, construction allowances and the value of rent-free periods, (iii) brokers' commissions and advertising expenses, (iv) any sheriff's, marshall's, constable's or other officials' commissions payable on execution of any judgment against Tenant, whether chargeable to Landlord or Tenant, and (v) attorneys' fees, cost and expenses; plus (C) interest accrued on the aggregate of the aforesaid sums from the date each was payable (or, with respect to sums owing under clause (C) from the date each was paid by Landlord) until paid by Tenant (whether before or after judgment) at the Default Rate; which sum shall be credited with (D) all rentals actually received by Landlord during the remainder of the Term from any replacement Tenant to which the Premises are relet.

                  d. Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE.

                  e. Landlord Defaults. It shall be an event of default by Landlord under this Lease if any one or more of the following events occurs:

                           (i)      Landlord fails to maintain property
insurance as required under this Lease and such failure continues for twenty
(20) days following written notice from Tenant to Landlord.

                           (ii)     Landlord fails to substantially complete the
Site Work required under Section 3(a) within thirty (30) days following the Commencement Date.

                           (iii)    Landlord fails to respond to a request by
Tenant under Section 23(d) regarding Third Party Transfers or Section 13(c) regarding proposed Alterations within the time set forth in the applicable Section and such failure continues for ten (10) days following a second request from Tenant to Landlord.

                           (iv)     Landlord violates, fails to perform or
otherwise breaches any agreement, term, covenant or condition contained in this Lease and such failure continues for thirty (30) days following notice from Tenant to Landlord, provided however that if such failure is capable of cure but cannot reasonably be cured within thirty (30) days, then it shall not be an event of default as long as Landlord commences to cure and proceeds with diligence until the failure is cured.

                  f. Tenant Remedies. Upon the occurrence of an event of default under this Lease by Landlord, Tenant shall have all of the following rights:

                           (i)      Tenant may at any time and from time to time
bring one or more actions to recover amounts due from Landlord, with interest at the Default Rate from the date due to the date full reimbursement is received, plus Tenant's enforcement costs.

                           (ii)     Tenant may cure Landlord's event of default
as elsewhere provided in this Lease.

                           (iii)    With respect to an event of default arising
out of Landlord's failure to disburse the Improvement Allowance in accordance with the terms of the Work Letter, Tenant may upon written notice to Landlord setoff against its obligation to pay Fixed Basic Rent hereunder the amounts of Improvement Allowance not so disbursed upon which Landlord shall have no further obligation to disburse the amount of the Improvement Allowance setoff against Tenant's obligation to pay Fixed Basic Rent.

                           (iv)     With respect to an event of default
described in Section 27(e)(ii) above, Tenant shall be entitled to an abatement of Fixed Basic Rent equal to twenty five percent (25%) of the Fixed Basic Rent otherwise due following such event of default until such time as Landlord substantially completes the Site Work. Furthermore, in such event and during the period of such event of default, Landlord, at its cost, shall provide alternative parking and transportation services in order to provide parking capacity approximately the same as that which will be provided by the Site Work.

                  g. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                  h. Consequential, Indirect, or Punitive Damages. Notwithstanding anything to the contrary stated herein, in no event shall either party be entitled to consequential, indirect or punitive damages in any action arising in connection with this Lease.

         28. BROKER'S COMMISSION. Landlord and Tenant represent and warrant to one another that the Broker (as defined in the Preamble) is the sole broker with whom Landlord and Tenant has dealt in bringing about this Lease. The fees of the Broker named in the Preamble shall be paid by the Landlord in accordance with separate written agreements with the Broker. Landlord and Tenant agree to indemnify and hold one another harmless from any and all claims of other brokers or other intermediaries claiming entitlement to a commission or fee by reason of dealings with the indemnifying party. Notwithstanding the foregoing, the parties acknowledge that Cushman and Wakefield of Pennsylvania, Inc. ("C&W") has been involved in the sale of the Property to Landlord, and that Tenant has no liability to C&W or to Landlord with respect to C&W.

         29. NOTICES. All notices or demands required or permitted hereunder from either party which either demands the other party to undertake an act, or to cease an act, or to make a payment of money within a given time period, or calls the other party in default of this Lease (in any case, a "Major Notice"), shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

                If to Tenant:

                Animas Corporation
                (at the Premises after the Commencement Date, and until then at) 590 Lancaster Avenue
                Frazier, PA 19335
                Attention: Ms. Katherine D. Crothall

                with a copy of default notices to:

                Virginia M. Duffy, Esquire
                1828 Old York Road
                Abington, PA 19001
                If to Landlord:

                c/o Berwind Property Group, L.P.
                770 Township Line Road
                Suite 150
                Yardley, PA 19067
                Attention: General Counsel
                with a copy of default notices to:

                Matthew J. Swett, Esquire
                Pepper Hamilton LLP
                3000 Two Logan Square
                Eighteenth and Arch Streets
                Philadelphia, PA 19103

Any other request or correspondence may be given in writing by any such other means as such party desires, effective upon receipt by the addressee, but Major Notices shall not constitute notice for purposes of this Lease unless given in the manner prescribed above. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. Notices given by messenger delivery or overnight courier shall be effective upon delivery; notices given by certified mail, return receipt requested shall be effective upon receipt or rejection of receipt by the addressee.

         30. INABILITY TO PERFORM.If either party is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any cause whatsoever beyond that party's control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation, provided, however that nothing herein shall be deemed to extend any time periods giving rise to a right of termination or rent abatement such as those set forth in Section 11, Section 18 and Section 27.f(iv), and further provided that Tenant's obligation to pay Fixed Basic Rent shall commence no later than six (6) months after the actual Delivery Date.

         31. SURVIVAL. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party from its obligations accruing prior to the expiration of the Term.

         32. FINANCIAL STATEMENTS. Upon Landlord's written request no more frequently than once each year, Tenant shall deliver to Landlord Tenant's most recent annual audited financial statements which shall be prepared in accordance with generally accepted accounting principles consistently applied. Landlord shall keep all financial statements delivered to it confidential but shall be permitted upon written notice to Tenant to deliver same to its lender(s), as well as prospective lenders or purchasers of all or a portion of the Property or Landlord's interest therein so long as such parties receiving such information agree to keep same confidential. Notwithstanding the foregoing, if and when shares in the Tenant are publicly traded, Landlord shall no longer be required to maintain such confidentiality and provided the financial statements described herein are readily available to the public, Tenant shall not be required to provide same upon Landlord's request. Further, if as a result of acquisition by another entity separate financial statements are no longer available for Tenant at a time when Tenant's shares are not publicly traded, the requirement for the Tenant to deliver financial statements under this Section 32 shall terminate if this Lease is guaranteed by the acquiring entity or other entity acceptable to Landlord.

         33. WAIVER OF INVALIDITY OF LEASE. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

         34. SECURITY DEPOSIT.

                  a. On or before July 31, 2003 Tenant shall deposit with Landlord, and shall thereafter maintain in effect through a date which is ninety
(90) days following the expiration of the Term, as same may be extended, a letter of credit in the amount of the Security Deposit, in the form attached hereto as Exhibit F (the "Letter of Credit") or such other form as may be approved by Landlord, which approval shall not be unreasonably withheld so long as it is generally consistent with the form attached. Landlord shall hold the Letter of Credit as security for the full performance by Tenant of all terms, covenants and conditions of this Lease. Upon the occurrence of an Event of Default by Tenant involving the failure to pay money, Landlord may draw upon the Letter of Credit in the amount owed by Tenant. It is understood that the proceeds of the Letter of Credit are not to be considered as the last rental due under this Lease. If at any time during the Term of this Lease, Landlord draws against the Letter of Credit in whole or in part in order to cure an Event of Default, Tenant shall within ten (10) business days after demand by Landlord tender to Landlord a replacement Letter of Credit in the full amount required hereunder. If the Term is then continuing, and Landlord has received notice from the banking institution issuing the Letter of Credit that the Letter of Credit will not be renewed, Tenant shall deliver to Landlord a replacement Letter of Credit no later than twenty (20) days after Landlord's receipt of such notice. If Tenant shall fail to timely deliver a replacement Letter of Credit as aforesaid, then Landlord shall be entitled to draw immediately under the Letter of Credit in Landlord's possession, and shall hold the funds so drawn as a cash security deposit.

                  b. The initial amount of the Security Deposit, as set forth in the Basic Lease Provisions and Definitions in the Preamble of this Lease, shall be reduced to the sum of $250,000 at such time as Tenant has achieved three (3) consecutive quarters of profitability, as demonstrated by Tenant's quarterly financial statements prepared in accordance with generally accepted accounting principles and certified by Tenant's chief financial officer. In such event Landlord shall cooperate with Tenant in connection with such reduction, including confirming its acceptance of the applicable amendment to the Letter of Credit.

                  c. The Letter of Credit (or cash if the Security Deposit is held in cash) shall be returned to Tenant no later than thirty (30) days after expiration of the Term and surrender of the Premises. If Landlord shall fail to refund the Security Deposit or surrender the then Current Letter of Credit within thirty (30) days after Tenant's request, then in the case of a cash Security Deposit Tenant shall be entitled to recover from Landlord, in addition to the Security Deposit, interest at the Default Rate from the date due to the date the cash is received by Tenant, and in the case of the Letter of Credit, Tenant shall be entitled to recover from Landlord Interest at the Default Rate for the period of such delay in receiving the original Letter of Credit back from Landlord.

                  d. Landlord shall be responsible for any bank fees associated with the transfer of the Letter of Credit to a successor owner of the Property in connection with the sale of the Property and the assignment of this Lease.

         35. ESTOPPEL CERTIFICATE. Tenant shall from time to time, within ten
(10) days after Tenant's receipt of Landlord's written request or that of any mortgagee of Landlord, execute and deliver to Landlord a written instrument, substantially in the form attached hereto as Exhibit D (the "Tenant Estoppel Certificate"), stating such exceptions to the contents thereof as may be applicable.

         36. MISCELLANEOUS.

                  a. Required Approval. The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by both Landlord and Tenant.

                  b. Non Waiver. The failure of either party hereto in any one or more instances to insist upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment of the right to insist upon such performance or exercise in the future, and such right shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

                  c. Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Basic Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                  d. Entire Agreement. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises to the other except as expressly contained herein. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                  e. Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                  f. Choice of Law. This Lease has been executed and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the county in which the Building is located. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Lease and that legal counsel was consulted by each responsible party before the execution of this Lease.

                  g. Recordation. At Tenant's option, the parties will execute and acknowledge a short form memorandum of lease to be recorded at Tenant's expense.

                  h. No Joint Venture. This Lease shall create only the relationship of Landlord and Tenant between Landlord and Tenant and no estate shall pass out of Landlord. Nothing herein is intended to be construed as creating a joint venture or partnership relationship between the parties hereto.

                  i. No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than the signatories hereto and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

                  j. Exhibits. All exhibits referred to in this Lease are attached hereto and shall be deemed an integral part hereof.

                  k. Captions. The captions included in this Lease, whether for sections, subsections, paragraphs, Table of Contents, Exhibits, or otherwise, are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof, and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

                  l. Representations. Landlord has made no representation, agreement, condition, warranty, understanding, or promise, either oral or written, other than as set forth herein, with respect to the Lease, the Property, the Premises, or otherwise.

                  m. Gender; Plural Terms; Persons. The masculine, feminine, or neuter pronoun shall each include the masculine, feminine, and neuter genders. A reference to person shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity. All references (including pronouns) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

         37. RENEWAL OPTION. Tenant is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

                  a. At the time of the exercise of the option to renew and at the time of the said renewal, there shall not have occurred an Event of Default by Tenant under this Lease which remains uncured.

                  b. Notice of the exercise of the option shall be sent to the Landlord in writing at least twelve (12) months before the expiration of the Term.

                  c. Each renewal term shall be for a period of five (5) years, to commence at the expiration of the preceding Term and all of the terms and conditions of this Lease, other than the Fixed Basic Rent, shall apply during such renewal term.

                  d. The annual Fixed Basic Rent to be paid during the first renewal term shall be the fair rental value per square foot of the Premises at the commencement of the renewal term. The annual Fixed Basic Rent to be paid during the second renewal term shall be the fair rental value per square foot of the Premises at the commencement of the second renewal term. Within sixty (60) days after Tenant's notice of election to renew, the Landlord shall notify Tenant of Landlord's opinion of the fair rental value. Should Tenant dispute Landlord's determination, then the Tenant shall be free to, at the Tenant's sole cost and expense, employ the services of an appraiser familiar with buildings located within the metropolitan Philadelphia, Pennsylvania area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Landlord and the Tenant's appraiser cannot agree on the fair rental value, Landlord shall, at Landlord's sole cost and expense, employ the services of an appraiser familiar with buildings located with the metropolitan Philadelphia, Pennsylvania area comparable to the Building who shall be a member of MAI and who shall render an appraisal. If the two appraisers cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either Landlord or Tenant may request the American Arbitration Association to appoint such independent appraiser who shall be a member of MAI familiar with comparable buildings in the area of the Building who shall render an appraisal, and in such event the judgment of a majority of the three appraisers shall be final and binding upon the parties. The parties shall share equally in the cost of any third such independent appraiser. Pending resolution of the issue of fair rental value, the Tenant shall pay the Landlord as of commencement of the renewal term, the Fixed Basic Rent for the preceding lease year, subject to retroactive adjustment upon final determination of this issue.

         38. RIGHT TO EXPAND.

                  a. Landlord hereby grants to Tenant the one-time right (the "Expansion Option") during the Term to expand the Building up to fifty thousand (50,000) rentable square feet (but no less than thirty thousand (30,000) rentable square feet) (the "Expansion Space") within the Expansion Space Area shown on Exhibit G attached to this Lease, in accordance with plans and specifications for same (the "Expansion Improvements Plans") approved by Tenant and Landlord and all applicable governmental authorities with jurisdiction over the Property. The Expansion Option shall not include the right to increase the rentable square feet contained within the Building on its current footprint by adding mezzanines or otherwise, all of which additions being subject to the provisions of Section 13 of this Lease.

                  b. The Expansion Option shall be exercised by Tenant, if at all, by written notice (the "Expansion Exercise Notice") delivered to Landlord at any time after the Commencement Date, provided however that if the Expansion Exercise Notice is given at a time when fewer than six years remain in the then current Term, the then current Term shall be extended to the last day of the month in which occurs the fifth anniversary of the date that Tenant takes occupancy of the improved Expansion Space (exclusive of any unexpired renewal terms, which shall remain in effect) . The Expansion Option may only be exercised by the named Tenant hereunder or an Affiliate assignee of the named Tenant.

                  c. During the sixty (60) day period following Tenant's Expansion Exercise Notice, Landlord and Tenant shall negotiate the details of construction and Fixed Basic Rent for the Expansion Space. If the parties are unable to reach agreement within said sixty (60) day period, then at its option Tenant may, upon acquisition of necessary governmental permits and approvals, construct its addition within the Expansion Space at Tenant's own expense subject only to Landlord's approval of the Expansion Improvements Plans, which approval shall not be unreasonably withheld, conditioned or delayed as long as the addition is structurally sound with an exterior reasonably complementary to the rest of the Building, and Tenant may occupy the Expansion Space without increase in the Fixed Basic Rent until the expiration of the Term of this Lease, whereupon such improvements shall become the property of Landlord without compensation.

         39. ADDITIONAL DEFINITIONS.

                  a. "Date of this Lease" or "date of this Lease" shall mean the date of acceptance and execution of this Lease by the Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Preamble.

                  b. "Landlord" as used in this Lease includes the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after ceasing to hold title to the Property. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease, the Premises or the Property, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies.

                  c. "Tenant" as used in this Lease includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every person named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is permitted by the terms of this Lease or has been approved in writing by Landlord.

                  d. "Person" as used in this Lease includes a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

                  e. "Rent" or "rent" as used in this Lease shall mean all Fixed Basic Rent and Additional Rent and any other rent or other sums due under this Lease reserved under this Lease.

         40. LEASE CONTINGENCY. The obligations and rights pursuant to the terms of this Lease shall be contingent upon Landlord or its assignee or nominee acquiring fee simple title to the Property in accordance with the terms and conditions of that certain Purchase and Sale Agreement by and between Berwind Property Group, Ltd. and Danisco USA, Inc., as amended. In the event Landlord does not acquire fee simple title to the Property on or before September 15, 2003, Tenant or Landlord may upon five (5) days prior written notice to Landlord terminate this Lease and upon such termination all the obligations hereunder shall cease and be of no further force or effect. Furthermore, in no event shall the current owner of the Property be bound by the terms of this Lease. Notwithstanding the foregoing, Landlord may not terminate this Lease as long as the Purchase and Sale Agreement remains in effect.

         41. RIGHT OF FIRST OFFER TO PURCHASE.

                  a. If, during the Term or any renewal or extension hereof, Landlord intends to offer to sell the Property, or any portion thereof, to any third party, then Landlord shall first offer to sell the Property, or the portion it intends to offer for sale, to Tenant on terms and conditions no less favorable than those offered or intended to be offered to third parties. This right of first offer shall not apply to any transfer of the Property to an Affiliate of Landlord, or to a mortgagee through foreclosure or deed in lieu of foreclosure, and shall not be triggered by any mortgage, debt or equity financing or refinancing of the Property, or by any transaction between Landlord and any entity into or with which Landlord is merged or consolidated, or transactions with any entity which controls or is controlled by Landlord or is under common control with Landlord. If Landlord intends to offer to sell the Property as aforesaid, Landlord shall give written notice to Tenant specifying the terms and conditions of the proposed sale, including (i) the gross and effective sales price, (ii) any financing offered by Landlord, (iii) any financing which is to be assumed or taken subject to by the purchaser, and (iv) the maximum period between execution of an agreement of sale and settlement thereunder, which period shall not be less than ninety (90) days. Tenant shall accept the offered terms and conditions, if at all, by giving written notice to Landlord to that effect within thirty (30)days after Tenant's receipt of Landlord's proposed terms and conditions.

                  b. In the event Tenant does not accept the offer as set forth in Paragraph (a) above, Landlord shall be entitled to negotiate and enter into an agreement of sale for the sale of the Property or the designated portion thereof to any third party at any time within one hundred and eighty (180) days from the date of Landlord's notice to Tenant at an effective sales price not less than ninety two percent (92%) of the effective sales price offered to Tenant, or if higher than the 92% figure, the sales price (the "Counter Sales Price") at which Tenant was willing to purchase the Property, if any, as set forth in Tenant's rejection of Landlord's offer. In the event Landlord fails to enter into such an agreement within such period at or above the greater of eight percent (8%) below the effective sales price offered to Tenant, or the Counter Sales Price,

Landlord shall again be required to comply with the terms of this Section 41 however, Tenant shall only have a period of ten (10) days to either accept or reject any such new offer.

                  c. If Landlord consummates the sale of the Property following Tenant's rejection of Landlord's offer as set forth in subsections 41(a) and 41(b) above, then Tenant shall have no further right of offer and this Section 41 shall thereafter be null and void and of no further force or effect.

                                                                   Exhibit 10.12

         IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

LANDLORD:

Date Signed: June 24, 2003

                                          BERWIND PROPERTY GROUP, LTD.
                                          BY: BERWIND PROPERTY GROUP, INC.

                                          By:    /s/ Stephen M. Spaeder
                                             -----------------------------
                                                 Name:  Stephen M. Spaeder
                                                 Title: Senior Vice President

TENANT:

Date Signed: June 20, 2003

                                          ANIMAS CORPORATION

                                          By:    /s/ Katherine D. Crothall
                                             -----------------------------
                                                 Name:  Katherine D. Crothall
                                                 Title: President/CEO

                                                                   Exhibit 10.12

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

[This Exhibit A is a specific legal description of the premises.]

                                                                   Exhibit 10.12

                                    EXHIBIT B

                          SCHEDULE OF FIXED BASIC RENT

Lease Year         Rate Per Foot             Annual Fixed Basic Rent           Monthly Installment
----------         -------------             -----------------------           -------------------
   1                  $ 10.75                    $ 1,100,724.72                    $  91,727.06
   2                  $ 11.05                    $ 1,131,442.68                    $  94,286.89
   3                  $ 11.35                    $ 1,162,160.52                    $  96,846.71
   4                  $ 11.65                    $ 1,192,878.48                    $  99,406.54
   5                  $ 11.95                    $ 1,223,596.32                    $ 101,966.36
   6                  $ 12.25                    $ 1,254,314.28                    $ 104,526.19
   7                  $ 12.55                    $ 1,285,032.12                    $ 107,086.01
   8                  $ 12.85                    $ 1,315,750.08                    $ 109,645.84
   9                  $ 13.15                    $ 1,346,467.92                    $ 112,205.66
   10                 $ 13.45                    $ 1,377,185.88                    $ 114,765.49

                                                                   Exhibit 10.12

                                    EXHIBIT C

                                   WORK LETTER
                          ATTACHED TO AND MADE PART OF
                              OFFICE LEASE BETWEEN
                   BERWIND PROPERTY GROUP, LTD., AS LANDLORD,
                        AND ANIMAS CORPORATION, AS TENANT

         This Work Letter is attached to and made part of that certain Lease (the "Lease"), dated as of _______________ , 2003, between Berwind Property Group, Ltd. ("Landlord"), and Animas Corporation ("Tenant") for the Premises. Capitalized terms used herein which are not separately defined in this Work Letter shall have the same meanings as in the Lease. In consideration of the parties entering into the Lease and of the mutual promises and covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                                    ARTICLE 1
                      DESCRIPTION AND COORDINATION OF WORK

         1.1 Tenant Work. The work to be performed by Tenant (the "Tenant's Work") and paid from the Improvement Allowance provided by Landlord consists of the construction of tenant improvements and the installation of fixtures, equipment and cabling in the Premises required by Tenant for its occupancy and any other costs incurred in the construction of the Tenant Improvements as described in more detail in the Tenant's Final Construction Documents, as defined in Article 3 of this Work Letter (the "Tenant Improvements").

         1.2      Representatives.

         a) Appointment of Representatives. Landlord and Tenant have appointed or shall appoint representatives to act for each of them with respect to all construction and construction related matters involving the Tenant's Work (respectively, "Landlord's Construction Representative" and "Tenant's Representative", and together, the "Representatives"). The Representatives shall be available to attend regularly scheduled and special meetings with each other.

         b) Tenant's Representative. Tenant's Representative will be Mr. John Holly, provided, however, Tenant may change such person from time to time, which change shall be effective upon receipt by Landlord of written notice of such change. During the construction of the Tenant Improvements, Tenant's Representative shall be available for job meetings at the Premises. Tenant's Representative shall have the authority to act on Tenant's behalf at all times (including at all construction meetings and inspections) and to bind Tenant with respect to issues relating to the construction of the Tenant Improvements including, but not limited to, cost and scheduling changes, change orders and financial matters involving items previously approved by Landlord or Tenant, as the case may be, or any new item.

         c) Landlord's Construction Representative. Landlord's Construction Representative will be Robert Riviezzo, provided, however, that Landlord may change such person from time to time which change or changes shall be effective upon the receipt by Tenant of written notice of such change or changes. Landlord's Construction Representative shall be generally available at the Premises during the construction of the Tenant Improvements and shall inspect the Tenant Improvements from time to time to determine compliance with requirements of this Work Letter. Landlord's Construction Representative shall have the authority to act on Landlord's behalf at al times and to bind Landlord with respect to issues relating to the construction of the Tenant Improvements.

                                    ARTICLE 2
                                 TENANT'S PLANS

         2.1 Tenant Design Professionals. Tenant will engage an architect ("Tenant's Architect") to document the design of the Tenant Improvements. Each of the Tenant's Architect and any other design professional engaged by Tenant or Tenant's Architect to design any aspect of Tenant's Improvements ("Tenant's Design Professionals"), shall maintain at all times errors and omissions professional liability insurance in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate) covering any negligent act, error or omission of such party, evidence of which shall be provided to Landlord upon request. Tenant's Design Professionals shall also maintain Worker's Compensation and Employer's Liability Insurance, Commercial General Liability, in commercially reasonable amounts.

         2.2 Tenant's Proposed Space Plan. Tenant shall cause to be prepared by the Tenant's Architect and delivered to Landlord, for Landlord's approval as described below, a space plan (the "Tenant's Proposed Space Plan") for the construction of the Tenant Improvements. To facilitate Landlord's review of the Tenant's Proposed Space Plan, Tenant shall forward to Landlord and Landlord's Architect from time to time interim drafts of all or any portion of the Tenant's Proposed Space Plan. In reviewing such partial and/or interim Tenant's Proposed Space Plan, Landlord shall endeavor to promptly identify any problems which would be grounds for rejection of Tenant's Proposed Space Plan based upon the criteria applicable to rejection of Tenant's Construction Documents by Landlord under Section 2.4 below. Landlord and Tenant will work cooperatively so that Tenant's Architect can commence preparation of construction documents based upon the approved Tenant's Proposed Space Plan by the date set forth above in this Section 2.2.

         2.3 Tenant's Construction Documents. Tenant shall cause to be prepared by the Tenant's Architect and delivered to Landlord, for Landlord's approval as described below, complete architectural drawings, specifications and finish schedules (the "Tenant's Construction Documents") for the Tenant Improvements, based upon Tenant's Proposed Space Plan as approved by Landlord. The Tenant's Construction Documents, once completed and ready for submission to Landlord for approval by Landlord under Section 2.4 below, shall, in the opinion of Tenant's Architect, be ready to be signed and sealed by Tenant's Architect (and, if applicable, any other Tenant Design Professionals) licensed and registered in the Commonwealth of Pennsylvania. The Tenant's Construction Documents shall conform with all applicable Laws and Requirements. The Tenant's Construction Documents shall contain, at a minimum and where applicable, floor plans, reflected ceiling plans, finish schedules and all related details and schedules, and will show the general layout of telephone and data distribution lines and equipment, all specialty systems and equipment. Tenant's Architect shall provide mechanical, plumbing and electrical drawings, plans and specifications for the Tenant Improvements and prepare the life safety and fire protection plans for the Tenant Improvements. Tenant, at its cost, shall provide engineering services as necessary.

         2.4      Landlord Approval of Tenant's Construction Documents

         a) Standards for Approval. Within seven (7) days after receipt of Tenant's Construction Documents for the Premises, Landlord shall give notice to Tenant either approving or disapproving the Tenant's Construction Documents. The applicable time period within which Landlord is required to respond to Tenant's submissions or resubmission of Tenant's Construction Documents under this
Section 2.4 is hereinafter referred to as "Landlord's Approval Response Period". Tenant's written request for approval of the Tenant's Construction Documents (or portions thereof) shall include a specific reference to the applicable Landlord's Approval Response Period. Any notice of disapproval from Landlord shall state the specific reasons for such disapproval. Landlord shall be obligated to approve the Tenant's Construction Documents unless the Tenant Improvements as delineated therein (i) do not conform with all applicable federal, state and local laws, ordinances including the Americans With Disabilities Act and building and zoning codes, and requirements of public authorities and insurance underwriters (collectively, "Laws and Requirements") or Tenant's Construction Documents, as then amended (ii) would, in Landlord's reasonable judgment, adversely affect the integrity or effectiveness of any building system, including, without limitation, HVAC, electrical, plumbing, fire protection, sprinkler, security or life safety systems, (iii) would impair the structural integrity of the Building, (iv) would adversely affect the appearance of the Building from outside the Building, (v) do not otherwise conform with the requirements set forth in Section 2.3 above, or (vii) would, in Landlord's reasonable opinion, create a health hazard within the Building. In the event Landlord does not approve or disapprove Tenant's Construction Documents (or relevant portion thereof) within the applicable Landlord's Approval Response Period as provided above, Landlord will be deemed to have approved such plans. Landlord's review of the Tenant's Construction Documents shall be solely for the benefit of Landlord and may not be relied upon by Tenant or any other party as being in conformity with any Laws or Requirements. At the expiration of the Term or earlier termination thereof, Tenant shall not be required to remove the Tenant Improvements.

         b) Rejection of Tenant's Construction Documents by Landlord. In the event Landlord rejects the Tenant's Construction Documents or any portion thereof as provided in Section 2.4(a) above, Tenant shall resubmit to Landlord the Tenant's Construction Documents or relevant portion thereof, including the revisions required by Landlord. Landlord shall review and approve any resubmitted plans within seven (7) days after receipt, provided they contain all of the revisions, modifications or changes which are unacceptable to Landlord applying the standards set forth in Section 2.4(a) above. In the event Landlord does not approve or disapprove the revised Tenant's Construction Documents (or relevant portion thereof) within the applicable Landlord's Plan Approval Response Period as provided in this Section 2.4(b) (which period shall be identified by Tenant in its transmittal letter or form accompanying such resubmission), Landlord will be deemed to have approved such plan. The Tenant's Construction Documents, as completed by Tenant's Architect and in the form finally approved by Landlord are referred to hereinafter as the "Tenant's Final Construction Documents".

         c) Tenant Changes to Tenant's Final Construction Documents. Tenant shall not make any changes in the Tenant's Final Construction Documents without Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Landlord will respond to Tenant's request for approval of any change or addition to the Tenant's Final Construction Documents within seven
(7) days after receipt of Tenant's written request therefor (which request shall describe the change or addition in reasonable detail and shall specifically identify the response period). Any notice of disapproval or request for clarification sent by Landlord shall state the specific reasons for such disapproval and/or the items to be clarified, if applicable. Landlord shall be obligated to approve any proposed change or addition which (i) is consistent with the quality and scope of the Tenant Improvements reflected in the existing Tenant's Final Construction Documents, (ii) conforms with all applicable Laws and Requirements, (iii) does not adversely affect the integrity or effectiveness of any base Building system, (iv) does not impair the structural integrity of the Building, (v) is not visible from the outside of the Building and (vi) Tenant agrees that the cost of the proposed change or addition will be added to the cost of the Tenant Work. Any notice of disapproval or request for clarification sent by Landlord shall state the specific reasons for such disapproval and/or items to be clarified, as applicable. Any changes to Tenant's Final Construction Documents shall be documented (in writing by a change order which change order sets forth the scope of the changes and the revised price) prior to the commencement of any work reflected by such changes at the regular job meetings and shall be communicated by Tenant's Architect to Landlord's Construction Representative. Upon completion of the Tenant Improvements, Tenant shall have Tenant's Architect furnish Landlord a copy of the Tenant's Final Construction Documents with any changes made by Tenant's Architect noted thereon, as well as copies of any CADD disks. Tenant will respond promptly to written requests from Landlord concerning Landlord's approval rights.

         2.5 Permits. Tenant, at Tenant's sole cost and expense shall file (or cause the General Contractor to file) Tenant's Final Construction Documents with the governmental agencies having jurisdiction and obtain all necessary permits for same.

                                    ARTICLE 3
                          PERFORMANCE OF TENANT'S WORK

         3.1      Performance of Tenant Work.

         a) Tenant, at its sole cost and expense, subject to Landlord's obligation to pay the Improvement Allowances provided for herein, shall, except as provided below, perform the Tenant Work with architects, construction managers, general contractors, subcontractors and trade contractors of Tenant's own choosing, subject to Landlord's prior approval thereof, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall perform the Tenant Work in accordance with (i) the Tenant's Final Construction Documents,
(ii) good construction practices, (iii) all Laws and Requirements and (iv) all other requirements of this Work Letter.

         b) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, storage and safekeeping of materials and equipment used in the performance of the Tenant Work, for the removal of waste and debris resulting therefrom on a daily basis, and for any damage caused by them to any portion of the Building, subject to the insurance and waiver of subrogation provisions of this Lease.

         c) In addition to any insurance which may be required under the Lease, throughout the prosecution of the Tenant Work, Tenant shall secure, pay for and maintain or cause Tenant's contractors to secure, pay for and maintain insurance in the following minimum coverages and limits of liability:

                  1. Worker's compensation in statutory limit for the Commonwealth of Pennsylvania, and Employer's Liability Insurance with statutory limits.

                  2. Comprehensive General Liability Insurance including Broad Form Contractual, Broad Form Property Damage and Personal Injury, coverages.

         d) At any time after the Tenant's Final Construction Documents are approved by Landlord and thereafter throughout Tenant's prosecution of the Tenant Work, Tenant shall be permitted to direct changes in the Tenant Work (each a "Tenant Change Order") it being agreed, however, that Tenant must obtain Landlord's approval before prosecuting any Tenant Change Order it being agreed that Landlord shall either approve or reject the Tenant Change Order within three (3) working days (i.e. Monday through Friday, and not a legal holiday). Once approved by Landlord, a Tenant Change Order shall become part of the Tenant's Final Construction Documents and the work shown on such Tenant Change Order shall be part of the Tenant's Work.

         e) Landlord shall reasonably cooperate with Tenant's efforts to obtain , at Tenant's expense, any permits, certificates or final approvals in connection with any portion of the Tenant's Work including, without limitation, executing and delivering any documents or instruments that Landlord is required to sign and which are reasonably required by Tenant in connection therewith.

         f) Following the filing of waivers of lien by Tenant's general contractor and any other contractor of Tenant as required by Section 14 of the Lease in the office of the Chester County Prothonotary, Tenant shall be permitted upon the Property and Building and may prosecute Tenant Work. Without limiting the generality of the foregoing, Landlord shall permit Tenant to bring and store on the Premises all equipment, supplies and other property required or appropriate in connection with the Tenant Work, and shall furnish temporary power to the core of the Building. Tenant entry upon the Premises prior to the Commencement Date for the purpose of prosecuting Tenant Work shall be upon all of the terms and conditions of the Lease.

         g) The work of Tenant's contractors shall be performed in coordination with any work being performed by Landlord.

         h) Tenant shall be responsible for (i) transportation, safekeeping and storage of material and equipment used in the performance of the work by its contractors, (ii) for removal of debris and waste resulting therefrom, (iii) for defective design and work caused by its separate contractors and (iv) for any damage caused by its separate contractors.

                                    ARTICLE 4
                              IMPROVEMENT ALLOWANCE

         4.1 Disbursement of Allowance. Landlord shall pay to Tenant or to others as designated by Tenant the Improvement Allowance from time to time in accordance with the provisions of this Article 4. Tenant shall be entitled to the disbursement of up to one-half of the Improvement Allowance prior to the Commencement Date which sums shall be disbursed as provided below. The balance of Improvement Allowance will be made available to Tenant and disbursed as provided below ten (10) days following the first Fixed Basic Rent payment made by the Tenant to Landlord following the Commencement Date. Tenant may request payment of the allowance applicable to such work from time to time (but not more frequently than once a calendar month) by delivering to Landlord a disbursement request (each, a "Disbursement Request"), each of which Disbursement Requests shall be accompanied by (i) a certificate from Tenant's contractor and architect that the portion of Tenant Work requested in the Disbursement Request is complete; (ii) photocopies of invoices evidencing that the amount being requested pursuant to such Disbursement Request has been paid or incurred by Tenant in connection with the Tenant Work; and (iii) except in the case of the first Disbursement Request, lien releases from Tenant's general contractor (or construction manager, as the case may be) and from all material subcontractors, being those in excess of $10,000, for all work and services completed by such persons through the date of the Disbursement Request immediately preceding the Disbursement Request in question. Provided Landlord receives such request, together with all supporting documentation required above, on or before the 10th day of the calendar month in which the request is made, Landlord, on or before the 30th day of the same month, shall pay to Tenant or to others as designated by Tenant the amount being requested in such Disbursement Request. Notwithstanding anything to the contrary contained herein, the final Disbursement Request shall not be paid until all of the following have occurred:
(i) the Tenant Work is Substantially Completed and invoices therefor are presented to Landlord; (ii) Tenant provides evidence that the Tenant Work has otherwise been paid for in full or will be paid in full upon final disbursement;
(iii) Tenant's Architect and contractor have certified substantial completion, and Landlord has approved the Tenant Work to the extent required in this Work Letter; (iv) if requested, Tenant shall have provided an estoppel to Landlord and its lender in the form required by Section 35 of the Lease; (v) if required by applicable Laws and Requirements, Tenant shall have obtained a Certificate of Occupancy, or its equivalent from West Goshen Township and the Commonwealth of Pennsylvania, Department of Labor and Industry for the Premises; and (viii) Tenant has provided to Landlord final releases of liens from the contractor and all Material Subcontractors in form and substance satisfactory to Landlord. Landlord agrees to promptly fund the final Disbursement Request to Tenant when Tenant becomes entitled thereto in accordance with the preceding sentence.

         4.2 No Further Obligations. Tenant acknowledges and agrees that, except for Landlord's obligation to pay the Improvement Allowance, it is Tenant's responsibility to prepare Tenant's Final Construction Documents for the Tenant Work, to perform Tenant Improvements and to pay the entire cost of Tenant Work. Notwithstanding Landlord's obligation to pay the Improvement Allowance, Landlord shall have no privity of agreement with any contractors, subcontractors or third party vendors.

                                    ARTICLE 5
                               COST OF TENANT WORK

         5.1. Construction Services. Construction of the Tenant Work shall be performed by the Tenant's Contractor and other specialty contractors under Tenant's direction. The cost of the Tenant Work is defined to consist of: (i) the direct cost of such construction work, plus an amount required by the Tenant's Contractor to cover the Tenant's Contractor's field overhead (General Conditions), plus (ii) a fee required by the Tenant's Contractor to cover the Tenant's Contractor's fee, plus (iii) an amount equal to one percent (1%) of the sum determined in clause (i) above, for Landlord's overhead and coordination. Tenant shall be responsible for and pay to the parties entitled to the same that portion of the construction of the Tenant Work including the sums determined by clauses (i), (ii) and (iii) above attributable to construction in excess of the Improvement Allowance. Landlord's Coordination Fee shall be payable on a pro-rata basis with the progress of the Tenant Work, with the percentage of the Landlord's Coordination Fee being paid in the same percentage as the Tenant Work is completed. Tenant shall be permitted to apply the Improvement Allowance to other costs associated with its relocation to the Premises including, but not limited to, the satisfaction of its existing lease obligations in an amount up to the sum of $31,300, the costs of cabling, architectural and engineering fees and costs, moving expenses and any balance, up to the sum of One Hundred Thousand Dollars ($100,000), may be credited against Tenant's obligation to pay Fixed Basic Rent.

         5.2 Building Services and Facilities. Any Building service, including electric power required in connection with the construction of the Tenant Work shall be provided to General Contractor or any of Tenant's contractors at such contractor's cost as part of such contractor's general conditions.

                                    ARTICLE 6
                              TENANT INSTALLATIONS

         6.1 Furniture, Fixtures and Equipment. Tenant shall coordinate the installation of any furniture, furniture system, fixtures, equipment, telephone, computer or communication system ordered or to be installed by Tenant in the Premises, with any work in the Premises and/or the Building and shall perform or cause such installation to be performed in such a manner as to not damage the Building.

                                    ARTICLE 7
                                     NOTICES

         7.1 Notices. All notices required under this Work Letter shall be sent in the manner prescribed in Section 29 of the Lease shall be addressed to Landlord and Tenant at the addresses provided in the Lease, and in addition to the Representatives and Tenant's Architect at the following addresses or at such other addresses as such parties shall designate from time to time by written notice to the other parties:

                  If to Tenant' Representative:

                  Mr. John Holly
                  590 Lancaster Avenue
                  Frazier, PA 19335 If to Tenant's Architect:

                  If to Landlord's Construction Representative:

                  Robert Riviezzo
                  Vice President, Construction
                  Berwind Property Groupt, Ltd
                  3000 Centre Square West
                  1500 Market Street
                  Philadelphia, PA 19102

In addition to the foregoing, Landlord and Tenant shall provide each other with additional names and addresses of relevant parties from time to time as necessary.

                                                                   Exhibit 10.12

                                    EXHIBIT D

                           TENANT ESTOPPEL CERTIFICATE

TO: ______________________.

1. The undersigned ("Tenant") is the tenant under that certain Lease dated _______________ , 200____ , by and between _________________________("Landlord")
and Tenant, as amended by amendments dated _______________________________ (collectively, the "Lease"), covering those certain premises commonly known and designated as 200 Lawrence Drive, West Goshen Township, Chester County, Pennsylvania (the "Premises").

2. Except as referenced in paragraph 1 above, the Lease has not been amended. The Lease is the only lease or agreement between the undersigned and the Landlord affecting the Premises.

3. The undersigned has made no agreements with Landlord or its agents or employees, which are not described in the Lease concerning free rent, partial rent, rebate of rental payments or any other type of rental concession with respect to the Lease (except as indicated following this sentence). If none, state "none".

________________________________________________________________________________

____________________________________________________________________

4. The Delivery Date under the Lease was _________________ and the Commencement Date of the Lease was __________, 200_. [If either of those dates has not yet occurred, so state.] The current term of the Lease will expire on __________. No Fixed Basic Rent payable pursuant to the Lease has been prepaid for more than one (1) month. The Fixed Basic Rent currently being paid under the Lease is $__________ per month. Future changes to the Fixed Basic Rent are as set forth in the Lease.

5. The Lease is currently in full force and effect. Tenant has not received any notice of default under the Lease which remains uncured except as follows [if none, so state]: ____________________________________________. Tenant has not
given Landlord any notice of default under the Lease, nor to the knowledge of Tenant is there any default by Landlord, which remains uncured except as follows [if none, so state]: _________________________________________________. All
conditions and obligations on the part of Landlord to be fulfilled under the terms of the Lease prior to the commencement of Tenant's obligation to pay Fixed Basic Rent have been satisfied or fully performed including, without limitation, all required tenant improvements, allowances, alterations, installations and construction, and payment therefor has been made in full [or if not, state what remains to be performed, satisfied or paid].

6. Tenant has not assigned the Lease or sublet the Premises or any portion thereof except as follows: [if none, so state]________________________.

7. Tenant has a right of first offer to purchase the Premises as set forth in
Article 41 of the Lease. Tenant has renewal options as set forth in Article 37 of the Lease, and the right to expand the building on the Premises as set forth in Article 38 of the Lease.

8. No voluntary actions, and to the knowledge of the signer of this Certificate no involuntary actions, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof.

9. The Tenant notice addresses set forth in Paragraph 29 of the Lease are still correct for the Tenant, with the following changes: If none, state "none".

________________________________________________________________________________
________________________________________________________________________________

Dated this ____ day of _________, 200_.

                                        TENANT:

                                        _______________________________________,
                                        a_______________________________________

                                        BY:   __________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                                                   Exhibit 10.12

                                    EXHIBIT E

                                  EXISTING FF&E

FIRST FLOOR:

Reception Area:                  Reception Desk with switchboard and table with
                                 four (4) chairs

Conference room off Lobby:       Table and six (6) chairs

First Floor Offices, 127-133:    Each office contains Desk, credenza and filing
                                 cabinet.

First Floor "Bullpen" area:      Eight (8) workstations complete with chairs and
                                 under desk filing cabinet and small
                                 refrigerator.

Cafeteria:                       Dishwasher and cabinets with sink

Lab Rooms:                       All cabinets and counters and ten (10) shelving
                                 units in storage closet.

Phone Closet:                    Intertel Axxess phone system, Automated Sagemax
                                 building computer and Casi-Rusco pass key technology.

Two Conference Rooms:            Each has table with ten (10) chairs and
                                 electric drop down screen and side desk.

Warehouse:                       Seven (7) double rows of floor to ceiling
                                 racking units

Maintenance Room:                Miscellaneous belts and filters and equipment

Mezzanine:                       Miscellaneous storage shelves and cleaning
                                 equipment and supplies.

Two Presentation Rooms:          Sinks in both rooms, cabinetry in both rooms,
                                 dishwasher in one room.

SECOND FLOOR:

Offices 202-205:                 Each office contains Desk, credenza and filing
                                 cabinet.

Second Floor "Bullpen A" area:   Eight (8) workstations complete with chairs and
                                 under desk filing cabinets.

Executive Offices, 208:          Wood desk and chairs with credenza, one (1)
                                 wood filing cabinet, one (1) conference table with six (6) chairs.

Executive Offices, 209:          Wood desk and chairs with credenza and one (1)
                                 wood filing cabinet.

Executive Administrative Area:   One (1) cubicle, one (1) chair, one (1)
                                 credenza.

Offices 210-211:                 Each office contains Desk, credenza and filing
                                 cabinet and three (3) chairs.

Second Floor "Bullpen B" area:   Eight (8) workstations complete with chairs and
                                 under desk filing cabinets.

Offices 214-216:                 Each office contains Desk and credenza and
                                 three (3) chairs.

Office 217 (computer room):      Two (2) desks and small table and four (4)
                                 chairs.

Office 218:                      Empty

Office 219-220:                  Each office contains Desk, credenza, filing
                                 cabinet and three (3) chairs.

Office 221:                      Wood desk and chair, one (1) filing cabinet,
                                 and one (1) credenza.

Training Room:                   Six (6) tables and sixteen (16) chairs,
                                 electric drop down screen, VCR and AV system and controls and one (1) podium.

Kitchen: Dishwasher and sink with table and four (4) chairs.

Mechanical/Mezzanine:            Miscellaneous supplies, filters and belts. Air
                                 compressor and back-up generator.

213 Mailroom:                    All mail slots.

Between Rooms:                   One (1) black desk and one (1) small
                                 refrigerator.

Second Floor Landing:            Two (2) chairs and one (1) table.

                                                                   Exhibit 10.12

                                    EXHIBIT F

                              FORM LETTER OF CREDIT

To: [_______________________________]("Beneficiary")            Expiration Date:
    c/o [address]

Gentlemen:

         We hereby open our Irrevocable Standby Letter of Credit No. ____________ in favor of ____________________________ for the account of
___________________________, having an address at __________________________, in the aggregate amount not to exceed USD $ (United States ___________________ and 00/100 Dollars) available by Beneficiary's draft(s) drawn on us at sight. All draft(s) must be marked "Drawn under ___________________ Bank's Letter of Credit No. ____ dated __________________.

         All drafts drawn under this Letter of Credit must be accompanied by the original of this Letter of Credit and a statement purportedly signed by an authorized representative of Beneficiary or its successor(s) or assign(s), certifying that Beneficiary is entitled to draw upon this Letter of Credit in the amount shown on the sight draft pursuant to the terms of that certain Lease dated ____________, 2003 by and between Animas Corporation, as Tenant, and Berwind Property Group, Ltd., as Landlord (the "Lease").

         It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the present or any future expiry date unless at least thirty (30) days prior to the then current expiry date, we notify you in writing by certified mail or recognized overnight courier that we elect not to renew this Letter of Credit for any such additional one year period. Notices to Beneficiary shall be sent to Beneficiary at the address listed above, to the attention of _____________________.

         In any event, this Letter of Credit will not be automatically extended beyond ____________________, which is the final Expiration Date of this Letter of Credit.

                  Partial drafts and/or drawings expressly are permitted hereunder. The amount of each draft and/or drawing shall be endorsed on the reverse side hereof.

         This Irrevocable Letter of Credit is transferable. This Letter of Credit may be assigned by the Beneficiary, without our prior consent, to any successor in interest of Beneficiary, including, without limitations, successors by purchase, merger, and foreclosure, as long as the transferee has assumed the obligations of Landlord under the Lease. [Note that we will want this to be transferable. The lender can provide its standard assignment provision which allows the LC to be transferred upon notice to lender] This Letter of Credit sets forth in full the terms of our undertaking. This undertaking shall not in any way be modified, amended, or amplified by reference to any document or contract referred to herein or in which this Letter of Credit is referred to, and any such reference shall not be deemed to incorporate hereby by reference any document or instrument.

         We hereby agree with you that draft(s) drawn under and in compliance with the terms and conditions of this Letter of Credit shall be duly honored if presented together with document(s) as specified and the original of this Letter of Credit, at our office located at [_____________________] on or before the above stated expiry date. Draft(s) drawn under this credit must specifically reference our credit number.

         Except as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practices, ICC Publication No. 590 (1998 Revision) as it exists as of the date of this issuance of this Letter of Credit, and engages us in accordance with the terms thereof. [or updated reference per issuing bank's standard form].

                                     Sincerely,

                                     [Bank]

                                     By:   _____________________________________
                                           Authorized Officer

                                           Name: _______________________________
                                           Title: ______________________________

                                                                   Exhibit 10.12

                                    EXHIBIT G

                         SITE PLAN EXPANSION SPACE AREA

[This Exhibit G is a map of the Site Plan Expansion Space Area.]

                                       G-1